                                                             Exhibit 10.1



                           LOAN AND SECURITY AGREEMENT

                             Dated as of May 8, 1998

                                      Among

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                 as the Lenders

                                       and

                        BANKAMERICA BUSINESS CREDIT, INC.

                                  as the Agent

                                       and

                       INDUSTRIAL SYSTEMS ASSOCIATES, INC.

                                  as a Borrower

                                       and

                                 INTERMAT, INC.

                                  as a Borrower

                                TABLE OF CONTENTS



ARTICLE 1  INTERPRETATION OF THIS AGREEMENT..........................................................1
         1.1. Definitions............................................................................1
         1.2. Accounting Terms......................................................................31
         1.3. Interpretive Provisions...............................................................31

ARTICLE 2  LOANS AND LETTERS OF CREDIT..............................................................32
         2.1. Total Facility........................................................................32
         2.2. Revolving Loans.......................................................................32
         2.3. Intentionally Omitted.................................................................40
         2.4. Letters of Credit.....................................................................41

ARTICLE 3  INTEREST AND FEES........................................................................48
         3.1. Interest..............................................................................48
         3.2. Conversion and Continuation Elections.................................................49
         3.3. Maximum Interest Rate.................................................................50
         3.4. Certain Fees..........................................................................51
         3.5. Unused Line Fee.......................................................................51
         3.6. Letter of Credit Fee..................................................................51

ARTICLE 4  PAYMENTS AND PREPAYMENTS.................................................................52
         4.1. Revolving Loans.......................................................................52
         4.2. Termination of Facility...............................................................52
         4.3. Reduction of Commitments..............................................................52
         4.4. Intentionally Omitted.................................................................53
         4.5. Intentionally Omitted.................................................................53
         4.6. Payments by the Borrowers.............................................................53
         4.7. Payments as Revolving Loans...........................................................53
         4.8. Apportionment, Application and Reversal of Payments...................................54
         4.9. Indemnity for Returned Payments.......................................................54
         4.10. Agent's and Lenders' Books and Records; Monthly Statements...........................55

ARTICLE 5  TAXES, YIELD PROTECTION AND ILLEGALITY...................................................55
         5.1. Taxes.................................................................................55
         5.2. Illegality............................................................................57
         5.3. Increased Costs and Reduction of Return...............................................57
         5.4. Funding Losses........................................................................58
         5.5. Inability to Determine Rates..........................................................58
         5.6. Certificates of Lenders...............................................................59
         5.7. Survival..............................................................................59
         5.8. Replacement Lenders...................................................................59


ARTICLE 6  COLLATERAL...............................................................................60
         6.1. Grant of Security Interest............................................................60
         6.2. Perfection and Protection of Security Interest........................................61
         6.3. Location of Collateral................................................................62
         6.4. Title to, Liens on, and Sale and Use of Collateral....................................62
         6.5. Intentionally Omitted.................................................................63
         6.6. Access and Examination; Confidentiality...............................................63
         6.7. Collateral Reporting..................................................................64
         6.8. Accounts..............................................................................65
         6.9. Collection of Accounts; Payments......................................................67
         6.10. Inventory; Perpetual Inventory.......................................................68
         6.11. Equipment............................................................................68
         6.12. Customer Contracts...................................................................69
         6.13. Documents, Instruments, and Chattel Paper............................................70
         6.14. Right to Cure........................................................................70
         6.15. Power of Attorney....................................................................71
         6.16. The Agent's and Lenders' Rights, Duties and Liabilities..............................71

ARTICLE 7  BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES........................................72
         7.1. Books and Records.....................................................................72
         7.2. Financial Information.................................................................72
         7.3. Notices to the Lenders................................................................74

ARTICLE 8  GENERAL WARRANTIES AND REPRESENTATIONS...................................................76
         8.1. Authorization, Validity, and Enforceability of this Agreement and the Loan
              Documents.............................................................................76
         8.2. Validity and Priority of Security Interest............................................77
         8.3. Organization and Qualification........................................................77
         8.4. Corporate Name; Prior Transactions....................................................77
         8.5. Subsidiaries and Affiliates...........................................................77
         8.6. Financial Statements and Projections..................................................77
         8.7. Capitalization........................................................................78
         8.8. Solvency..............................................................................78
         8.9. Debt..................................................................................78
         8.10. Distributions........................................................................78
         8.11. Title to Property....................................................................79
         8.12. Real Estate; Leases..................................................................79
         8.13. Proprietary Rights...................................................................79
         8.14. Trade Names and Terms of Sale........................................................79
         8.15. Litigation...........................................................................80
         8.16. Restrictive Agreements...............................................................80
         8.17. Labor Disputes.......................................................................80
         8.18. Environmental Laws...................................................................80
         8.19. No Violation of Law..................................................................82


         8.20. No Default...........................................................................82
         8.21. ERISA Compliance.....................................................................82
         8.22. Taxes................................................................................83
         8.23. Regulated Entities...................................................................83
         8.24. Use of Proceeds; Margin Regulations..................................................83
         8.25. Copyrights, Patents, Trademarks and Licenses, etc....................................83
         8.26. No Material Adverse Change...........................................................84
         8.27. Full Disclosure......................................................................84
         8.28. Material Agreements..................................................................84
         8.29. Bank Accounts........................................................................84
         8.30. Governmental Authorization...........................................................85

ARTICLE 9  AFFIRMATIVE AND NEGATIVE COVENANTS.......................................................85
         9.1. Taxes and Other Obligations...........................................................85
         9.2. Corporate Existence and Good Standing.................................................85
         9.3. Compliance with Law and Agreements; Maintenance of Licenses...........................85
         9.4. Maintenance of Property...............................................................86
         9.5. Insurance.............................................................................86
         9.6. Condemnation..........................................................................88
         9.7. Environmental Laws....................................................................89
         9.8. Compliance with ERISA.................................................................90
         9.9. Mergers, Consolidations or Sales......................................................90
         9.10. Distributions; Capital Change; Restricted Investments................................90
         9.11. Intentionally Omitted................................................................91
         9.12. Guaranties...........................................................................91
         9.13. Debt.................................................................................91
         9.14. Intentionally Omitted................................................................91
         9.15. Transactions with Affiliates.........................................................92
         9.16. Investment Banking and Finder's Fees.................................................92
         9.17. Intentionally Omitted................................................................92
         9.18. Business Conducted...................................................................92
         9.19. Liens................................................................................92
         9.20. Intentionally Omitted................................................................92
         9.21. New Subsidiaries.....................................................................93
         9.22. Fiscal Year..........................................................................93
         9.23. Capital Expenditures.................................................................93
         9.24. Intentionally Omitted................................................................93
         9.25. Aggregate Availability; Fixed Charge Coverage........................................93
         9.26. Use of Proceeds......................................................................93
         9.27. Further Assurances...................................................................93
         9.28. Canadian Tax Matters.................................................................94
         9.29. Payment of Subordinated Debt.........................................................94
         9.30. Quebec Locations.....................................................................94


ARTICLE 10  CONDITIONS OF LENDING...................................................................94
         10.1. Conditions Precedent to Making of Initial Loans......................................94
         10.2. Conditions Precedent to Each Loan....................................................96

ARTICLE 11  DEFAULT; REMEDIES.......................................................................97
         11.1. Events of Default....................................................................97
         11.2. Remedies............................................................................100

ARTICLE 12  TERM AND TERMINATION...................................................................101
         12.1. Term and Termination................................................................101

ARTICLE 13  AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS............................102
         13.1. No Waivers; Cumulative Remedies.....................................................102
         13.2. Amendments and Waivers..............................................................103
         13.3. Assignments; Participations.........................................................103

ARTICLE 14  THE AGENT..............................................................................105
         14.1. Appointment and Authorization.......................................................105
         14.2. Delegation of Duties................................................................106
         14.3. Liability of Agent..................................................................106
         14.4. Reliance by Agent...................................................................107
         14.5. Notice of Default...................................................................107
         14.6. Credit Decision.....................................................................108
         14.7. Indemnification.....................................................................108
         14.8. Agent in Individual Capacity........................................................109
         14.9. Successor Agent.....................................................................109
         14.10. Withholding Tax....................................................................109
         14.11. Intentionally Omitted..............................................................111
         14.12. Collateral Matters.................................................................112
         14.13. Restrictions on Actions by Lenders; Sharing of Payments............................113
         14.14. Agency for Perfection..............................................................113
         14.15. Payments by Agent to Lenders.......................................................114
         14.16. Concerning the Collateral and the Related Loan Documents...........................114
         14.17. Field Audit and Examination Reports; Disclaimer by Lenders.........................114
         14.18. Relation Among Lenders.............................................................115

ARTICLE 15  MISCELLANEOUS..........................................................................115
         15.1. Cumulative Remedies; No Prior Recourse to Collateral................................115
         15.2. Severability........................................................................115
         15.3. Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver...............116
         15.4. WAIVER OF JURY TRIAL................................................................117
         15.5. Survival of Representations and Warranties..........................................117
         15.6. Other Security and Guaranties.......................................................117


         15.7. Fees and Expenses...................................................................117
         15.8. Notices.............................................................................118
         15.9. Waiver of Notices...................................................................119
         15.10. Binding Effect.....................................................................120
         15.11. Indemnity of the Agent and the Lenders by the Borrowers............................120
         15.12. Limitation of Liability............................................................121
         15.13. Final Agreement....................................................................121
         15.14. Counterparts.......................................................................121
         15.15. Captions...........................................................................121
         15.16. Right of Setoff....................................................................121
         15.17. Joint and Several Liability........................................................122

                             EXHIBITS AND SCHEDULES



EXHIBIT A -                     INTENTIONALLY OMITTED
EXHIBIT B -                     BORROWING BASE CERTIFICATE
EXHIBIT C -                     FINANCIAL STATEMENTS
EXHIBIT D -                     LIST OF CLOSING DOCUMENTS
EXHIBIT E -                     NOTICE OF BORROWING
EXHIBIT F -                     NOTICE OF CONVERSION/CONTINUATION
EXHIBIT G -                     ASSIGNMENT AND ACCEPTANCE AGREEMENT
         SCHEDULE 1 TO
         ASSIGNMENT AND
         ACCEPTANCE AGREEMENT - NOTICE OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT H -                     FORM OF ACCOUNTS PAYABLE REPORT


SCHEDULE 1.1A                   ASSIGNED CONTRACTS
SCHEDULE 6.3                    LOCATIONS
SCHEDULE 8.3                    JURISDICTIONS OF QUALIFICATION
SCHEDULE 8.4                    CORPORATE NAMES; PRIOR TRANSACTIONS
SCHEDULE 8.5                    SUBSIDIARIES AND AFFILIATES
SCHEDULE 8.7                    CAPITALIZATION
SCHEDULE 8.9                    DEBT
SCHEDULE 8.12                   REAL PROPERTY
SCHEDULE 8.13                   PROPRIETARY RIGHTS
SCHEDULE 8.14                   TRADE NAMES
SCHEDULE 8.15                   LITIGATION
SCHEDULE 8.17                   LABOR DISPUTES
SCHEDULE 8.18                   ENVIRONMENTAL MATTERS
SCHEDULE 8.21                   ERISA MATTERS
SCHEDULE 8.28                   MATERIAL AGREEMENTS
SCHEDULE 8.29                   BANK ACCOUNTS
SCHEDULE 9.15                   AFFILIATE TRANSACTIONS

                           LOAN AND SECURITY AGREEMENT


                  Loan and Security Agreement, dated as of May 8, 1998, among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), BankAmerica Business Credit, Inc., a Delaware corporation ("BABC") with an office at 231 South LaSalle Street, 16th Floor, Chicago, Illinois 60697, as agent for the Lenders (in its capacity as agent, the "Agent"), Industrial Systems Associates, Inc., a Pennsylvania corporation, with an office at 3220 Tillman Drive, Suite 200, Bensalem, Pennsylvania 19020 ("ISA"), and INTERMAT, Inc., a Delaware corporation, with an office at One Greenway Plaza, Suite 200, Houston, Texas 77046 ("INTERMAT"; ISA and INTERMAT are referred to collectively as the "Borrowers" and individually as a "Borrower").

                              W I T N E S S E T H :

                  WHEREAS, the Borrowers have requested the Lenders to make available to the Borrowers a revolving line of credit for loans and letters of credit in an amount not to exceed $50,000,000, which extensions of credit the Borrowers will use for their working capital needs and general business purposes; and

                  WHEREAS, the Lenders have agreed to make available to the Borrowers a revolving credit facility upon the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, and the Borrowers hereby agree as follows.

                                    ARTICLE 1

                        INTERPRETATION OF THIS AGREEMENT

                  1.1.     Definitions.

                  As used herein:

                  "Accounts" means, with respect to a Borrower or SDI Canada, all of such Person's now owned or hereafter acquired or arising accounts, and any other rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

                  "Account Debtor" means each Person obligated in any way on or in connection with an Account.

                  "Adjusted Net Earnings from Operations" means, with respect to any fiscal period of SDI, SDI's consolidated net income after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain arising from any write-up in the book value of any asset; (c) earnings or loss of any corporation, substantially all the assets of which have been acquired by SDI or any of its Subsidiaries in any manner, to the extent realized by such other corporation prior to the date of acquisition; (d) earnings of any business entity (other than a consolidated Subsidiary) in which SDI or any of its Subsidiaries has an ownership interest unless (and only to the extent) such earnings shall actually have been received by SDI or any of its Subsidiaries in the form of cash distributions; (e) earnings of any Person to which assets of SDI or any of its Subsidiaries shall have been sold, transferred or disposed of, or into which SDI or any of its Subsidiaries shall have been merged, or which has been a party with SDI or any of its Subsidiaries to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of SDI or any of its Subsidiaries or from cancellation or forgiveness of Debt; and (g) gain arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction.

                  "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, five percent (5%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "Agent" means BankAmerica Business Credit, Inc., solely in its capacity as agent for the Lenders, and any successor agent.

                  "Agent Advances" has the meaning specified in Section 2.2(i).

                  "Agent's Liens" means the Liens in the Collateral granted to the Agent, for the ratable benefit of the Lenders, BABC, and the Agent pursuant to this Agreement and the other Loan Documents.

                  "Agent-Related Persons" means the Agent and any successor agent, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  "Aggregate Availability" means the sum of the Availability of the Borrowers.

                  "Aggregate Revolver Outstandings" means, with respect to a Borrower, at any time: the sum of (a) the unpaid balance of Revolving Loans for the account of such Borrower, (b) the aggregate amount of Pending Revolving Loans for the account of such Borrower, (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit for the account of such Borrower, and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit for the account of such Borrower.

                  "Agreement" means this Loan and Security Agreement.

                  "Anniversary Date" means each anniversary of the Closing Date.

                  "Applicable Margin" means:

                  (a) with respect to Base Rate Revolving Loans,

                  (i) as of any date of determination during the period commencing on the Closing Date and ending on June 30, 1998, zero percent (0%) per annum,

                  (ii) as of any date of determination during the period commencing on July 1, 1998 and ending on the day preceding the first day of the calendar month after the date the Agent receives the certificate required under Section 7.2(e) for the month ending March 31, 1999, the per annum percentage set forth below in Chart I in the column entitled "Applicable Margin for Base Rate Revolving Loans" opposite the Average Revolver Debt for the most recently ended calendar month (such that adjustments to such per annum percentage occur on the first day of each calendar month during such period), and

                  (iii) as of any date of determination occurring on and after the first day of the calendar month after the date the Agent receives the certificate required under Section 7.2(e) for the month ending March 31, 1999, the per annum percentage set forth below in Chart II in the column entitled "Applicable Margin for Base Rate Revolving Loans" opposite the Senior Funded Debt to EBITDA Ratio for the most recently ended Fiscal Quarter for which the Agent has received the certificate required under Section 7.2(e) (such that adjustments to such per annum percentage occur on the first day of the calendar month after the date the Agent receives a certificate required under Section 7.2(e) for each Fiscal Quarter ending on or after March 31, 1999), and

                  (b) with respect to LIBOR Revolving Loans,

                  (i) as of any date of determination during the period commencing on the Closing Date and ending on June 30, 1998, two percent (2%) per annum,

                  (ii) as of any date of determination during the period commencing on July 1, 1998 and ending on the day preceding the first day of the calendar month after the date the Agent receives the certificate required under Section 7.2(e) for the month ending March 31, 1999, the per annum percentage set forth below in Chart I in the column entitled "Applicable Margin for LIBOR Revolving Loans" opposite the Average Revolver Debt for the most recently ended calendar month (such that adjustments to such per annum percentage occur on the first day of each calendar month during such period), and

                  (iii) as of any date of determination occurring on and after the first day of the calendar month after the date the Agent receives the certificate required under Section 7.2(e) for the month ending March 31, 1999, the per annum percentage set forth below in Chart II in the column entitled "Applicable Margin for LIBOR Revolving Loans" opposite the Senior Funded Debt to EBITDA Ratio for the most recently ended Fiscal Quarter for which the Agent has received the certificate required under Section 7.2(e) (such that adjustments to such per annum percentage occur on the first day of the calendar month after the date the Agent receives a certificate required under Section 7.2(e) for each Fiscal Quarter ending on or after March 31, 1999).

                                     CHART I

            Average Revolver Debt During        Applicable Margin for Base       Applicable Margin for
            the Preceding Calendar Month           Rate Revolving Loans          LIBOR Revolving Loans
         ----------------------------------     ---------------------------      ---------------------
         Less than or equal to $15,000,000                0                              2.00%
         ----------------------------------     ---------------------------      ---------------------
         Greater than $15,000,000, but
         less than or equal to $30,000,000                0.25%                          2.25%
         ----------------------------------     ---------------------------      ---------------------
         Greater than $30,000,000, but
         less than or equal to $40,000,000                0.375%                         2.50%
         ----------------------------------     ---------------------------      ---------------------
         Greater than $40,000,000                         0.50%                          2.75%
         ----------------------------------     ---------------------------      ---------------------

                                    CHART II

                                                Applicable Margin for Base       Applicable Margin for
            Senior Funded Debt to EBITDA           Rate Revolving Loans          LIBOR Revolving Loans
         ----------------------------------     ---------------------------      ---------------------
         Less than 3.0:1.0                                 0                               1.50%
         ----------------------------------     ---------------------------      ---------------------
         Greater than or equal to 3.0:1.0,
         but less than 3.75:1.0                            0                               1.75%
         ----------------------------------     ---------------------------      ---------------------
         Greater than or equal to 3.75:1.0,
         but less than  4.5:1.0                            0.25%                           2.00%
         ----------------------------------     ---------------------------      ---------------------
         Greater than or equal to 4.5:1.0,
         but less than 5.25:1.0                            0.50%                           2.25%
         ----------------------------------     ---------------------------      ---------------------
         Greater than or equal to 5.25:1.0,
         but less than 6.0:1.0                             0.75%                           2.50%
         ----------------------------------     ---------------------------      ---------------------
         Greater than or equal to 6.0:1.0                  1.00%                           3.00%
         ----------------------------------     ---------------------------      ---------------------


Failure to timely deliver financial statements for the last month of a Fiscal Quarter ending on or after March 31, 1999 shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in Chart II, until the day of receipt by the Agent of those financial statements demonstrating that such an increase is not required. If the audited Financial Statements received by the Agent under
Section 7.2(a) indicate that the Senior Funded Debt to EBITDA Ratio set forth in the certificate delivered to the Agent under Section 7.2(e) for the last Fiscal Quarter of a Fiscal Year is inaccurate, the Applicable Margin shall be retroactively adjusted to the Applicable Margin that should have been in effect for such relevant period based on such audited Financial Statements. For purposes of Chart II, EBITDA as used in determining Senior Funded Debt shall be determined for the twelve (12) month period ending on the last day of the applicable Fiscal Quarter.

                  "Assigned Contracts" means, collectively, with respect to a Borrower or SDI Canada, all of such Person's rights and remedies under, and all moneys and claims for money due or to become due to such Person under those contracts set forth on Schedule 1.1A, and any other material contracts, and any and all amendments, supplements, extensions, and renewals thereof including, without limitation, all rights and claims of such Person now or hereafter existing: (i) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (ii) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts; (iii) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (iv) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder. The Assigned Contracts of ISA and SDI Canada shall include the Customer Contracts, but shall exclude rights under real estate leases in which any of the Credit Parties are the lessee.

                  "Assignee" has the meaning specified in Section 13.3(a).

                  "Assignment and Acceptance" has the meaning specified in
Section 13.3(a).

                  "Attorney Costs" means and includes all fees, expenses and disbursements of any law firm or other external counsel engaged by the Agent, the allocated cost of internal legal services of the Agent and all expenses and disbursements of internal counsel of the Agent.

                  "Availability" means with respect to ISA, the ISA Availability and with respect to INTERMAT, the INTERMAT Availability.

                  "Average Revolver Debt" means, for any calendar month, the average daily outstanding principal balance of the Revolving Loans for the accounts of the Borrowers for such calendar month.

                  "BABC" means BankAmerica Business Credit, Inc.

                  "BABC Loan" and "BABC Loans" have the meanings specified in
Section 2.2(h).

                  "Bank of America" means Bank of America National Trust and Savings Association, a national banking association, or any successor entity thereto.

                  "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. Section 101 et seq.).

                  "Bankruptcy and Insolvency Act" means R.S.C. 1985, Chap. B-3.

                  "Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Bank of America in San Francisco, California, as its "reference rate" (the "reference rate" being a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the reference rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

                  "Base Rate Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the Base Rate.

                  "Borrowers' Adjusted Net Earnings from Operations" means, with respect to any fiscal period of Borrowers, consolidated net income of Borrowers and their Subsidiaries after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain arising from any write-up in the book value of any asset; (c) earnings or loss of any corporation, substantially all the assets of which have been acquired by either Borrower or any of its Subsidiaries in any manner, to the extent realized by such other corporation prior to the date of acquisition;
(d) earnings of any business entity (other than a consolidated Subsidiary of a Borrower) in which a Borrower or any of its Subsidiaries has an ownership interest unless (and only to the extent) such earnings shall actually have been received by a Borrower or any of its Subsidiaries in the form of cash distributions; (e) earnings of any Person to which assets of a Borrower or any of its Subsidiaries shall have been sold, transferred or disposed of, or into which a Borrower or any of its Subsidiaries shall have been merged, or which has been a party with a Borrower or any of its Subsidiaries to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of a Borrower or any of its Subsidiaries or from cancellation or forgiveness of Debt; and (g) gain arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction.

                  "Borrowing" means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to a Borrower (or by BABC in the case of a Borrowing funded by BABC Loans) or by the Agent in the case of a Borrowing consisting of an Agent Advance or an Over Advance.

                  "Borrowing Base Certificate" means, with respect to a Borrower, a certificate by a Responsible Officer of such Borrower, substantially in the form of Exhibit B (or another form acceptable to the Agent) setting forth the calculation of the Availability of such Borrower, including a calculation of each component thereof, as of the close of business no more than five (5) Business Days prior to the date of such certificate, all in such detail as shall be satisfactory to the Agent. All calculations of Availability of such Borrower in connection with the preparation of any Borrowing Base Certificate shall originally be made by such Borrower and certified to the Agent; provided, that the Agent shall have the right to review and adjust any such calculation to the extent that such calculation is not in accordance with this Agreement.

                  "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in Chicago, Illinois, are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Revolving Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

                  "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  "Capital Expenditures" means all payments due (whether or not paid) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, or in connection with a Capital Lease, less the Net Proceeds from a sale or sale-leaseback of Fixed Assets.

                  "Capital Lease" means any lease of property by a Person which, in accordance with GAAP, is or should be reflected as a capital lease on the balance sheet of such Person.

                  "Change of Control" means any event, transaction or occurrence as a result of which (a) SDI shall cease to own and control all of the economic and voting rights associated with ownership of one hundred percent (100%) of the issued and outstanding capital stock of each Borrower on a fully diluted basis,
(b) ISA shall cease to own and control all of the economic and voting rights associated with ownership of one hundred percent (100%) of the issued and outstanding capital stock of SDI Canada Holdings, (c) SDI Canada Holdings shall cease to own and control all of the economic and voting rights associated with ownership of one hundred percent (100%) of the issued and outstanding capital stock of SDI Canada, and (d) SDI shall cease to own directly or indirectly one hundred percent (100%) of the issued and outstanding capital stock of Strategic Distribution Services de Mexico, S.A. and Strategic Distribution Marketing de Mexico, S.A. de C.V.

                  "Closing Date" means the date of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and regulations promulgated thereunder.

                  "Collateral" has the meaning specified in Section 6.1.

                  "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on the signature pages of this Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.3, as such Commitment may be adjusted from time to time in accordance with the provisions of Section
13.3 and Section 4.3, and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

                  "Companies' Creditors Arrangement Act" means R.S.C. 1985, Chap. C-36.

                  "Contaminant" means any pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.

                  "Credit Parties" means SDI, each Borrower, SDI Canada Holdings and SDI Canada.

                  "Credit Support" has the meaning specified in Section 2.4(a).

                  "Customer Contract" means a written agreement between ISA or SDI Canada and an Account Debtor of ISA or SDI Canada providing for the establishment of an "in-plant store program" by ISA or SDI Canada for such Account Debtor on terms and conditions consistent with ISA's current practices, which terms shall include a requirement that (i) such Account Debtor shall purchase all Inventory of ISA or SDI Canada, as applicable, (at a purchase price greater than or equal to the cost thereof) on such Account Debtor's premises upon termination of such Customer Contract, (ii) such Account Debtor shall purchase all bill-and-hold Inventory (at a purchase price equal to the amount invoiced to such Account Debtor), and (iii) such Account Debtor shall purchase all Slow Moving Inventory of ISA or SDI Canada, as applicable (at a purchase price greater than or equal to the cost thereof) on such Account Debtor's premises.

                  "Debt" means, with respect to a Person, all liabilities, obligations and indebtedness of such Person to any other Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without in any way limiting the generality of the foregoing: (i) such Person's liabilities and obligations to trade creditors; (ii) all Obligations; (iii) all obligations and liabilities of any other Person secured by any Lien on such Person's property, even though such Person shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Person prepared in accordance with GAAP; (iv) all obligations or liabilities created or arising under any Capital Lease of such Person or conditional sale or other title retention agreement with respect to property used or acquired by such Person, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Person prepared in accordance with GAAP; (v) all accrued pension fund and other employee benefit plan obligations and liabilities; (vi) all obligations and liabilities under Guaranties; and (vii) deferred taxes.

                  "Debt For Borrowed Money" means Debt for borrowed money or as evidenced by notes, bonds, debentures, loan agreements, or similar evidences of any such Debt of such Person, the deferred and unpaid purchase price of any property or business (other than trade accounts payable incurred in the ordinary course of business and constituting current liabilities) and all obligations under Capital Leases.

                  "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                  "Defaulting Lender" has the meaning specified in Section 2.2(g)(ii).

                  "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus
(b) two percent (2%). Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, with respect to Letters of Credit, the Default Rate shall mean an increase in the Letter of Credit Fee by two (2) percentage points.

                  "Distribution" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock) that does not contain any redemption or put provisions that are either mandatory or that may be exercised at the option of the holder of such stock, options or warrants; or (b) the redemption or other acquisition of any capital stock (or any options or warrants for such stock) of such corporation.

                  "DOL" means the United States Department of Labor or any successor department or agency.

                  "Dollar" and "$" means dollars in the lawful currency of the United States.

                  "Dollar Equivalent" means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in a currency other than Dollars, the equivalent amount in Dollars as determined by the Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such currency.

                  "EBITDA" means, with respect to any fiscal period of SDI, Adjusted Net Earnings from Operations for such period; plus the sum of the following to the extent deducted in computing such Adjusted Net Earnings from
Operations: (i) income tax expense, (ii) interest expense (whether paid or accrued), and (iii) amortization, depreciation and other non-cash charges (including, without limitation, amortization of goodwill, deferred financing fees and other intangibles); and minus non-cash credits to the extent included in computing such Adjusted Net Earnings from Operations.

                  "Eligible Accounts" means, with respect to a Borrower or SDI Canada, all Accounts of such Person which the Agent in the exercise of its reasonable discretion determines to be Eligible Accounts of such Person. Without limiting such discretion of the Agent, Eligible Accounts of a Borrower and SDI Canada shall not, unless the Agent in its sole discretion elects, include any Account of such Person:

                  (a) with respect to which more than ninety (90) days have elapsed since the date of the original invoice therefor or it is more than sixty
(60) days past due with payment terms normal for the industry;

                  (b) with respect to which any of the representations, warranties, covenants, and agreements contained in Section 6.8 are not or have ceased to be complete and correct or have been breached;

                  (c) with respect to which, in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

                  (d) which represents a progress billing (as hereinafter defined) or as to which such Person has extended the time for payment without the consent of the Agent; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon such Person's completion of any further performance under the contract or agreement;

                  (e) as to which any one or more of the following events has occurred with respect to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or any proposal or other relief under the bankruptcy, insolvency, or similar laws of the United States, Canada, any state, province or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the filing by the Account Debtor of a proposal or notice of intent to file a proposal by the Account Debtor; the appointment of a receiver, or trustee or monitor (in any case whether interim or final) for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

                  (f) if fifty percent (50%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under clause (a) above;

                  (g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States or Canada; or (ii) is not organized under the laws of the United States or any state thereof or Canada or any province thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that (x) such Account is secured or payable by a letter of credit issued by a Person and having terms reasonably satisfactory to the Agent or (y) if such Account is owing to INTERMAT, such Account is owing by an Account Debtor approved by the Agent in its reasonable discretion and the aggregate amount of Accounts that are eligible under this clause (y) does not exceed $500,000;

                  (h) owed by an Account Debtor which is an Affiliate or employee of a Credit Party;

                  (i) except as provided in clause (k) below, as to which either the perfection, enforceability, or validity of the Agent's Lien in such Account, or the Agent's right or ability to obtain direct payment to the Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC or as to SDI Canada, the PPSA;

                  (j) which is owed by an Account Debtor to which such Person is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

                  (k) which is owed by the government of the United States of America or Canada, or any department, agency, public corporation, or other instrumentality or either thereof, unless any steps necessary to perfect the Agent's Lien therein, have been complied with to the Agent's satisfaction with respect to such Account, including in the case of an Account owing by the United States of America, the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et seq.);

                  (l) which is owed by any state, municipality, or other political subdivision of the United States of America or Canada, or any department, agency, public corporation, or other instrumentality of either thereof and as to which the Agent determines that its Lien therein is not or cannot be perfected;

                  (m) which represents a sale on a bill-and-hold (unless the Customer Contract applicable thereto requires the Account Debtor thereof to purchase the Inventory subject to such bill-and-hold), guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

                  (n) which is evidenced by a promissory note or other instrument or by chattel paper;

                  (o) if the Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

                  (p) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit such Person to seek judicial enforcement in such State of payment of such Account, unless such Person has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;

                  (q) which arises out of a sale not made in the ordinary course of such Person's business;

                  (r) as to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by such Person, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

                  (s) which is a C.O.D. Account;

                  (t) which arises out of an enforceable contract or order which, by its terms, forbids, restricts or makes void or unenforceable the granting of a Lien by such Borrower to the Agent with respect to such Account; or

                  (u) which is not subject to a first priority and perfected security interest in favor of the Agent for the benefit of the Lenders.

                  If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of Eligible Accounts. The Agent shall promptly notify such Borrower of the exclusion of any Account from Eligible Accounts for any reason other than the application of the criteria listed above.

                  "Eligible Inventory" means, with respect to ISA or SDI Canada, Inventory of such Person, valued at the lower of cost (on a first-in, first-out basis) or market, that constitutes finished goods that is subject to a Customer Contract and that, unless the Agent in its reasonable discretion elects: (a) is not, in the Agent's reasonable opinion, obsolete, Slow Moving, or unmerchantable (unless such Inventory is required to be purchased at a purchase price greater than or equal to the cost thereof pursuant to a Customer Contract); (b) is located on premises of an Account Debtor that has executed a Customer Contract requiring such Account Debtor to purchase all of the Inventory on such Account Debtor's premises upon the termination of such Customer Contract (provided that up to $100,000 of Inventory located at ISA's warehouse facility in Greenville, North Carolina shall not be ineligible because of this clause (b)); (c) upon which the Agent for the benefit of the Lenders has a first priority perfected security interest; (d) is not work-in-process, spare parts, packaging and shipping materials, supplies to be consumed in such Person's business

(as opposed to supplies to be sold by such Person in the ordinary course of its business), bill-and-hold Inventory, returned, damaged or defective Inventory, or Inventory delivered to such Person on consignment or approval; (e) is not Inventory of a customer of such Person; (f) is not Inventory in-transit; (g) does not constitute capitalized overhead; and (h) the Agent, in the exercise of its reasonable discretion, deems eligible as the basis for Revolving Loans based on such collateral and credit criteria as the Agent may from time to time establish. If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory. The Agent shall promptly notify such Borrower of the exclusion of any Inventory from Eligible Inventory for any reason other than the criteria listed above.

                  "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

                  "Environmental Compliance Reserve" means, with respect to a Borrower or SDI Canada, any reserves which the Agent, after the Closing Date, establishes from time to time for amounts that are reasonably likely to be expended by such Person in order for such Person and its operations and property
(a) to comply with any notice from a Governmental Authority asserting material non-compliance with Environmental Laws, or (b) to correct any such material non-compliance identified in a report delivered to the Agent and the Lenders pursuant to Section 9.7.

                  "Environmental Laws" means all federal, state, provincial or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental matters or treatment, storage, disposal, handling or exposure to any Contaminant.

                  "Environmental Lien" means a Lien in favor of any Governmental Authority or any other Person for (1) any liability under any Environmental Laws, or (2) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

                  "Environmental Property Transfer Act" means any applicable requirement of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any so-called "Environmental Cleanup Responsibility Acts" or "Responsible Property Transfer Acts."

                  "Equipment" means, with respect to a Borrower or its Subsidiaries, all of such Person's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by such Person and all of such Person's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

                  "ERISA Affiliate" means any Credit Party and any trade or business (whether or not incorporated) under common control with a Credit Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                  "ERISA Event" means (a) a Reportable Event or Termination Event with respect to a Pension Plan; (b) a withdrawal by a Credit Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or employer under the PBA or a cessation of operations which is treated as such a withdrawal; (c) a complete or partial withdrawal by a Credit Party or any ERISA Affiliate from a Multi-employer Plan or Plan regulated or governed by the PBA or notification that a Multi-employer Plan or Plan regulated or governed by the PBA is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination, or the commencement of proceedings by the PBGC or other applicable Governmental Authority to terminate a Pension Plan or Multi-employer Plan; (e) an event or condition which might reasonably be expected to constitute grounds for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan;
(f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, or the PBA or another applicable law of any jurisdiction, upon a Credit Party or any ERISA Affiliate; or (g) any failure to make or remit any contribution when due in respect of any Plan.

                  "Event of Default" has the meaning specified in Section 11.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

                  "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

                  "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

                  "Fee Letter" means that certain Fee Letter of even date herewith among the Borrowers, the Agent and BABC.

                  "Financial Statements" means, according to the context in which it is used, the financial statements referred to in Section 8.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.

                  "Fiscal Quarter" means the quarterly periods ending on March 31, June 30, September 30 and December 31 of each year.

                  "Fiscal Year" means SDI's fiscal year for financial accounting purposes. The current Fiscal Year of SDI will end on December 31, 1998.

                  "Fixed Assets" means, with respect to a Borrower or its Subsidiaries, Equipment and Real Estate of such Borrower or its Subsidiaries, as the case may be.

                  "Fixed Charge Coverage Ratio" means, for any fiscal period, the ratio of (a) EBITDA for such period over (b) Fixed Charges of SDI for such period.

                  "Fixed Charges" means, for any fiscal period, on a consolidated basis, the sum of (i) interest expense (whether paid or accrued) deducted in determining Adjusted Net Earnings from Operations for such period,
(ii) cash taxes for such period, (iii) cash dividend payments by SDI during such period, (iv) principal payments on Debt for Borrowed Money (excluding payments of the Revolving Loans) during such period, and (v) Capital Expenditures (if positive) during such period to the extent not financed by Debt for Borrowed Money (provided, that for purposes of this clause (v), Revolving Loans shall not be Debt for Borrowed Money).

                  "Funding Date" means the date on which a Borrowing occurs.

                  "FX Trading Office" means the Foreign Exchange Trading Center, Chicago, Illinois, of Bank of America, or such other of Bank of America's offices as Agent may designate from time to time.

                  "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the

American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

                  "General Intangibles" means, with respect to a Borrower or SDI Canada, all of such Person's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of such Person of every kind and nature (other than Accounts), including, without limitation, all contract rights, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to such Person in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to such Person from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Person is beneficiary, and any letter of credit, guarantee, claim, security interest or other security held by or granted to such Person.

                  "Governmental Authority" means any nation or government, any state, province, municipality, region or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, and any department, agency, board, commission, tribunal, committee or instrumentality of any of the foregoing.

                  "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

                  "Individual Revolver Amount" means, with respect to ISA, the Maximum Revolver Amount, less the Aggregate Revolver Outstandings for the account of INTERMAT, and with respect to INTERMAT, the lesser of (a) $5,000,000 or (b) the

Maximum Revolver Amount, less the Aggregate Revolver Outstandings for the account of ISA.

                  "Intercompany Accounts" means all assets and liabilities, however arising, which are due to a Borrower from, which are due from a Borrower to, or which otherwise arise from any transaction by a Borrower with, any Affiliate.

                  "INTERMAT Availability" means, with respect to INTERMAT, at any time, (a) the lesser of (i) the Individual Revolver Amount of INTERMAT or
(ii) eighty-five percent (85%) of the Net Amount of Eligible Accounts of INTERMAT; minus (b) the sum of (i) the Aggregate Revolver Outstandings for the account of INTERMAT, (ii) reserves for accrued interest on the Obligations of INTERMAT, (iii) the Environmental Compliance Reserve pertaining to INTERMAT, and
(iv) all other reserves which the Agent deems necessary in the exercise of its reasonable credit judgment exercised in good faith to maintain with respect to INTERMAT's account, including, without limitation, reserves for any amounts which the Agent or any Lender may be obligated to pay in the future for the account of INTERMAT.

                  "Interest Period" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one (1), two (2), three (3) or six (6) months thereafter as selected by a Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided, that:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period shall extend beyond the Stated Termination Date.

                  "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 3.1.

                  "Inventory" means, with respect to a Borrower or SDI Canada, all of such Person's now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, other materials and supplies of any kind, nature or description which are or might be consumed in such Person's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

                  "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

                  "ISA Availability" means, with respect to ISA, at any time,
(a) the lesser of (i) the Individual Revolver Amount of ISA or (ii) the sum of
(A) eighty-five percent (85%) of the Net Amount of Eligible Accounts of ISA and SDI Canada; plus (B) fifty-five percent (55%) of the value of Eligible Inventory of ISA and SDI Canada; provided, that at no time shall the sum of outstanding Revolving Loans based upon the value of Eligible Inventory of ISA and SDI Canada exceed $30,000,000 ("Maximum Inventory Loan"); minus (b) the sum of (i) the Aggregate Revolver Outstandings for the account of ISA, (ii) reserves for accrued interest on the Obligations of ISA, (iii) the Environmental Compliance Reserve pertaining to ISA and SDI Canada, and (iv) all other reserves which the Agent deems necessary in the exercise of its reasonable credit judgment exercised in good faith to maintain with respect to ISA's account, including, without limitation, reserves for any amounts which the Agent or any Lender may be obligated to pay in the future for the account of ISA or SDI Canada. The Availability attributable to SDI Canada shall not be more than $5,000,000 and shall be based on the Dollar Equivalent of its Accounts and Inventory.

                  "Latest Projections" means: (a) on the Closing Date and thereafter until the Agent receives new projections pursuant to Section 7.2(e), the projections of SDI's consolidated and consolidating financial condition, results of operations, and cash flow, for the period commencing on January 1, 1998 and ending on December 31, 1998 and delivered to the Agent prior to the Closing Date; and (b) thereafter, the projections most recently received by the Agent pursuant to Section 7.2(e).

                  "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance and Over Advance outstanding and BABC to the extent of any BABC Loan outstanding; provided, that no such Agent Advance, Over Advance or BABC Loan shall be taken into account in determining any Lender's Pro Rata Share.

                  "Letter of Credit" means a letter of credit issued or caused to be issued for the account of a Borrower pursuant to Section 2.4.

                  "Letter of Credit Fee" has the meaning specified in Section
3.6.

                  "LIBOR Interest Payment Date" means, with respect to a LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan (or if such Interest Period exceeds three

(3) months, ninety (90) days after the beginning of such Interest Period and on the last day of such Interest Period).

                  "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Revolving Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/1000th of 1.0%) determined by the Agent as follows:

                   LIBOR Rate     =                          LIBOR
                                       ------------------------------------
                                       1.00 - Eurodollar Reserve Percentage

Where,

                           "Eurodollar Reserve Percentage" means for any day for
                  any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                           "LIBOR" means the rate of interest per annum (rounded
                  upward to the next 1/100th of 1%) notified to the Agent by Bank of America as the rate of interest at which Dollar deposits in the approximate amount of the Loan to be made or continued as, or converted into, a LIBOR Rate Loan and having a maturity comparable to such Interest Period would be offered by Bank of America's applicable lending office to major banks in the London eurodollar market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period.

                  "LIBOR Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

                  "Lien" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including without limitation, a security interest, hypothec, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; and (b) to the extent not included under clause (a), (i) any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property, and (ii) any other lien, charge, privilege, secured claim, title retention, garnishment right, deemed trust, encumbrance or other right affecting property, choate or inchoate, whether or not crystallized or fixed, whether or not for amounts due or accruing due, arising by any statute, act or law of any jurisdiction, at common law, in equity or by any agreement.

                  "Loan Account" means, with respect to a Borrower, the loan account of such Borrower, which account shall be maintained by the Agent.

                  "Loan Documents" means this Agreement, the Trademark and Copyright Agreements, the SDI Guaranty, the SDI Trademark Agreements, the SDI Canada Guaranty, the SDI Canada Holdings Guaranty, the SDI Security Agreement, the SDI Canada Security Agreement, the SDI Canada Holding Security Agreement, the SDI Pledge Agreement, the SDI Canada Holdings Pledge Agreement and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

                  "Loans" means, collectively, all loans and advances provided for in Article 2.

                  "Majority Lenders" means at any time Lenders whose Pro Rata Shares aggregate more than sixty-six and two-thirds percent (66 2/3%) of the Commitments or, if no Commitments shall then be in effect, Lenders who hold more than sixty-six and two-thirds percent (66 2/3%) of the aggregate principal amount of the Loans then outstanding.

                  "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the Federal Reserve Board.

                  "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of the Borrowers taken as a whole or the Collateral of the Borrowers taken as a whole; (b) a material impairment of the ability of a Credit Party to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against a Credit Party of any Loan Document.

                  "Maximum Revolver Amount" means $50,000,000.

                  "Mexican Subsidiaries" means, collectively, Strategic Distribution Services de Mexico, S.A. de C.V. and Strategic Distribution Marketing de Mexico, S.A. de C.V.

                  "Multi-employer Plan" means a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by a Borrower or any ERISA Affiliate.

                  "Net Amount of Eligible Accounts" means, with respect to a Borrower or SDI Canada, at any time, the gross amount of Eligible Accounts of such Person less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

                  "Net Proceeds" means the gross proceeds from a sale or sale-leaseback of Fixed Assets, less applicable expenses, taxes and Debt repayments made which are associated with such sale or sale-leaseback.

                  "Notice of Borrowing" has the meaning specified in Section 2.2(b).

                  "Notice of Conversion/Continuation" has the meaning specified in Section 3.2(b).

                  "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by a Borrower to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to a Borrower hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, all debts, liabilities, and obligations now or hereafter owing from a Borrower to the Agent and/or any Lender under or in connection with the Letters of Credit.

                  "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                  "Over Advance" has the meaning specified in Section 2.2(j).

                  "Participant Lender" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

                  "Payment Account" means, with respect to a Borrower, each blocked bank account established pursuant to Section 6.9, to which the funds of such Borrower (including, without limitation, proceeds of Accounts of such Borrower and other Collateral of such Borrower) are deposited or credited, and which is maintained in the name of the Agent or such Borrower, as the Agent may determine, on terms acceptable to the Agent.

                  "Payment Direction Notice" means a written notice by the Agent to the bank at which a Payment Account is maintained instructing such bank to wire transfer all funds deposited in such Payment Account to an account designated by the Agent in such notice.

                  "PBA" means the Pension Benefits Act of Ontario and all regulations thereunder as amended from time to time, and any successor legislation.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

                  "Pending Revolving Loans" means, with respect to a Borrower, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice(s) of Borrowing by such Borrower received by the Agent which have not yet been advanced.

                  "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA or the applicable laws of any jurisdiction including the PBA) subject to Title IV of ERISA or the applicable laws of any jurisdiction including the PBA which a Borrower or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiple-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

                  "Permitted Acquisition" means any acquisition of all or substantially all of the assets of or equity interests in any Person (an "Acquisition") that meets the following conditions:

                  (a) no Default or Event of Default has occurred and is continuing at the time of, or would result from, such Acquisition;

                  (b) the Borrowers give the Agent at least ten (10) Business Days prior written notice of such Acquisition, together with copies of the legal documents relating to such Acquisition and a certificate demonstrating in reasonable detail that such Acquisition is a Permitted Acquisition (as defined herein);

                  (c) the Person whose assets or equity interests are being acquired is engaged in a line or lines of business in which the Borrowers and their Subsidiaries are permitted to be engaged pursuant to Section 9.18;

                  (d) such Acquisition, together with all other Acquisitions since the Closing Date, do not involve the payment of cash consideration in excess of $10,000,000 in the aggregate for all such Acquisitions;

                  (e) if such Acquisition is an acquisition of assets, such assets are directly acquired by a Borrower;

                  (f) if such Acquisition is an acquisition of equity interests, the acquired Person is merged into a Borrower on the day of the Acquisition and such Borrower is the sole surviving Person after giving effect to such merger;

                  (g) Aggregate Availability, after giving effect to the payment of the cash portion of the purchase price of, and all closing fees, costs and expenses related to, such Acquisition but without including in the calculation of Availability any assets acquired in such Acquisition, exceeds $15,000,000;

                  (h) any Inventory and Accounts acquired in such Acquisition are not included in determining Availability until the Agent shall have completed a satisfactory review of such Accounts and Inventory;

                  (i) goodwill acquired in such Acquisition shall not exceed thirty percent (30%) of the total purchase price;

                  (j) the board of directors of the Person whose assets or equity interests are being acquired has approved such Acquisition; and

                  (k) any Debt incurred or assumed in connection with such transaction is permitted by Section 9.13.

                  "Permitted Liens" means:

                  (a) Liens for taxes not delinquent or statutory Liens for taxes in an amount not to exceed $250,000 in the aggregate for both Borrowers, provided, that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on a Borrower's books and records and a stay of enforcement of any such Lien is in effect.

                  (b) the Agent's Liens;

                  (c) deposits under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

                  (d) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided, that if any such Lien arises from the nonpayment of such claims or demand when due, such claims or demands do not exceed $250,000 in the aggregate for both Borrowers;

                  (e) reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided, that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of a Borrower's business;

                  (f) judgment and other similar Liens arising in connection with court proceedings to the extent the attachment or enforcement of such Liens would not result in an Event of Default hereunder; and

                  (g) purchase money liens on Fixed Assets purchased by a Borrower and securing Debt not in excess of $1,000,000 in the aggregate for both Borrowers on a combined basis at any time outstanding, so long as the Lien only secures the purchase price thereof.

                  "Permitted Mexican Loan Amount" means $5,000,000; provided, that such amount shall be increased to $10,000,000 upon Borrowers' request if Borrowers show compliance with the following conditions: (a) (i) Aggregate Availability, plus (ii) the lesser of (A) $10,000,000 and (B) Suppressed Availability, exceeds $15,000,000 and (b) Borrowers' Adjusted Net Earnings From Operations for the six (6) month period then ended exceeds $3,900,000.

                  "Permitted Rentals" has the meaning specified in Section 9.24.

                  "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

                  "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA or the applicable laws of any jurisdiction) which a Borrower or an ERISA Affiliate sponsors or maintains or to which a Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

                  "PPSA" means the Personal Property Security Act of Ontario or any other applicable jurisdiction, and all regulations thereunder, as amended from time to time, and any successor legislation.

                  "Premises" means the land identified by addresses on Schedule 8.12, together with all buildings, improvements, and fixtures thereon and all tenements, hereditaments, and appurtenances belonging or in any way appertaining thereto, and which constitutes all of the real property in which a Borrower or SDI Canada has any interests on the Closing Date.

                  "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders.

                  "Proprietary Rights" means, with respect to a Borrower or its Subsidiaries, all of such Person's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including, without limitation, those patents, trademarks, service marks, trade names and copyrights set forth on
Schedule 8.13 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

                  "Real Estate" means, with respect to a Borrower or its Subsidiaries, all of the present and future interests of such Person, as owner, lessee, or otherwise, in the Premises, including, without limitation, any interest arising from an option to purchase or lease the Premises or any portion thereof.

                  "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

                  "Rentals" has the meaning specified in Section 9.24.

                  "Reportable Event" means, any of the events set forth in
Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  "Required Lenders" means at any time Lenders whose Pro Rata Shares aggregate more than forty percent (40%) of the Commitments or, if no Commitments shall then be in effect, Lenders who hold more than forty percent (40%) of the aggregate principal amount of the Loans then outstanding.

                  "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                  "Responsible Officer" means, with respect to a Borrower, the chief executive officer or the president of such Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate of such Borrower, the chief financial officer or the treasurer of such Borrower, or any other officer having substantially the same authority and responsibility.

                  "Restricted Investment" means any acquisition of property by a Borrower, SDI Canada Holdings or SDI Canada in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except acquisitions of the following: (a) Equipment to be used in the business of a Borrower, SDI Canada Holdings or SDI Canada, as the case may be, so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder;
(b) Inventory in the ordinary course of business; (c) current assets (including Accounts) arising from the sale or lease of goods or the rendition of services in the ordinary course of business of a Borrower, SDI Canada Holdings or SDI Canada, as the case may be; (d) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided, that such obligations mature within one year from the date of acquisition thereof; (e) certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least $100,000,000; (f) commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. and maturing not more than ninety
(90) days from the date of creation thereof; and (g) mutual funds investing primarily in the types of investments set forth in clauses (d), (e) or (f) above.

                  "Revolving Loans" has the meaning specified in Section 2.2 and includes each Agent Advance, Over Advance and BABC Loan.

                  "SDI" means Strategic Distribution, Inc., a Delaware corporation.

                  "SDI Canada" means Strategic Distribution (Canada) Company, a Nova Scotia unlimited liability company, and which is also know by the French name of Strategic (Canada) Compagnie De Distribution.

                  "SDI Canada Guaranty" means the Guaranty of even date herewith executed by SDI Canada with respect to the Obligations.

                  "SDI Canada Security Agreement" means the General Security Agreement of even date herewith executed by SDI Canada in favor of the Agent for the benefit of itself and the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

                  "SDI Canada Holdings" means Strategic Distribution (Canada) Holdings, Inc., a Delaware corporation.

                  "SDI Canada Holdings Guaranty" means the Guaranty of even date herewith executed by SDI Canada Holdings with respect to the Obligations.

                  "SDI Canada Holdings Pledge Agreement" means the Pledge Agreement of even date herewith executed by SDI Canada Holdings in favor of the Agent for the benefit of itself and the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

                  "SDI Canada Holdings Security Agreement" means the Security Agreement of even date herewith executed by SDI Canada Holdings in favor of the Agent for the benefit of itself and the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

                  "SDI Guaranty" means the Guaranty of even date herewith executed by SDI with respect to the Obligations.

                  "SDI Pledge Agreement" means the Pledge Agreement of even date herewith executed by SDI in favor of the Agent for the benefit of itself and the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

                  "SDI Security Agreement" means the Security Agreement of even date herewith executed by SDI in favor of the Agent for the benefit of itself and the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

                  "SDI Trademark Agreement" means the Trademark Security Agreement, each dated as of the date hereof, executed and delivered by SDI to the Agent to evidence and perfect the Agent's security interest in SDI's present and future trademarks, and related licenses and rights, for the benefit of the Agent and the Lenders.

                  "Senior Funded Debt" means, as of the last day of any Fiscal Quarter, the sum of (i) Debt for Borrowed Money as of such date (provided, that for purposes of this clause (i), Revolving Loans shall not be Debt for Borrowed Money), and (ii) the average daily principal amount of the Revolving Loans outstanding during the thirty (30) day period ending on such date.

                  "Senior Funded Debt to EBITDA Ratio" means, for any fiscal period, the ratio of (a) Senior Funded Debt of SDI on a consolidated basis as of the last day of such period over (b) EBITDA for such period.

                  "Settlement" and "Settlement Date" have the meanings specified in Section 2.2(k)(l).

                  "Slow Moving" means, with respect to Inventory, Inventory that has been owned by a Borrower or SDI Canada for the length of time after which such Inventory is required to be purchased by the customer under the Customer Contract relating to such Inventory.

                  "Solvent" means when used with respect to any Person that at the time of determination:

                  (i) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including, without limitation, contingent liabilities); and

                  (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

                  (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

                  (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Specified Event of Default" means (i) an Event of Default arising under Section 11.1(a), (ii) an Event of Default arising under Section 11.1(c) as a result of a breach by a Borrower of Section 6.7 or Section 7.2, and
(iii) any other Event of Default arising for any reason to the extent Aggregate Availability is less than $5,000,000 at such time as such other Event of Default exists.

                  "Spot Rate" for a currency means the rate quoted by Bank of America as the spot rate for the purchase by Bank of America of such currency with another currency through its FX Trading Office at approximately 10:30 a.m. (Chicago time) on the date two (2) Banking Days prior to the date as of which the foreign exchange computation is made.

                  "Stated Termination Date" means May 8, 2001.

                  "Subordinated Debt" means any Debt of a Borrower or a Subsidiary of Borrower that is subordinated to the Obligations or other debt in a manner satisfactory to the Agent in its discretion.

                  "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of SDI.

                  "Suppressed Availability" means the amount by which ISA Availability and INTERMAT Availability would be increased if each were not limited by the Individual Revolver Amount.

                  "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, excluding, in the case of each Lender and the Agent, such taxes as are imposed on or measured by each Lender's net income, capital, profits and gains and franchise taxes imposed on it other than withholding taxes by the (i) United States, or (ii) Governmental Authority of the jurisdiction in which such Lender's lending office (or administrative office) is located or any political subdivision thereof and (iii) Governmental Authority of the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized, managed or controlled.

                  "Termination Date" means the earliest to occur of (i) the Stated Termination Date, (ii) the date the Total Facility is terminated either by the Borrowers pursuant to Section 4.2 or by the Majority Lenders pursuant to
Section 11.2, and (iii) the date this Agreement is otherwise terminated for any reason whatsoever.

                  "Termination Event" means (a) the whole or partial withdrawal of either Borrower or any Subsidiary from a Plan during a plan year; or (b) the filing of a notice of intent to terminate in whole or in part a Plan or the treatment of a Plan amendment as a termination or partial termination; or (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Plan; or (d) any other event or condition which might constitute grounds for the termination of, winding up or partial termination of winding up or appointment of a trustee to administer, any Plan.

                  "Total Facility" has the meaning specified in Section 2.1.

                  "Trademark and Copyright Agreements" means the Trademark Security Agreement and the Copyright Security Agreement, each dated as of the date hereof, executed and delivered by a Borrower to the Agent to evidence and perfect the Agent's security interest in a Borrower's present and future trademarks, and related licenses and rights, for the benefit of the Agent and the Lenders.

                  "UCC" means the Uniform Commercial Code (or any successor statute) of the State of Illinois or of any other state the laws of which are required by Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.

                  "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to
Section 412 of the Code or the PBA or other applicable laws of any jurisdiction for the applicable plan year and includes in the case of any Plan regulated or governed by the PBA or applicable laws of any jurisdiction, any unfunded liability or solvency deficiency as determined under the PBA or other applicable laws.

                  "Unused Letter of Credit Subfacility" means an amount equal to $20,000,000 minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

                  "Unused Line Fee" has the meaning specified in Section 3.5.

                  1.2.     Accounting Terms.

                  Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

                  1.3.     Interpretive Provisions

                  (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) (i) The term "including" is not limiting and means "including without limitation"; and (ii) in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                  (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (e) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrowers, SDI Canada and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.

                                    ARTICLE 2

                           LOANS AND LETTERS OF CREDIT

                  2.1.     Total Facility.

                  Subject to all of the terms and conditions of this Agreement, the Lenders severally agree to make available a total credit facility of up to $50,000,000 (the "Total Facility") for the Borrowers' use from time to time during the term of this Agreement. The Total Facility shall be comprised of a revolving line of credit consisting of revolving loans and letters of credit up to the Maximum Revolver Amount, as described in Sections 2.2 and 2.4.

                  2.2.     Revolving Loans.

                  (a) Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 10, each Lender severally agrees, upon a Borrower's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the "Revolving Loans") to such Borrower, in amounts not to exceed (except for BABC with respect to BABC Loans, Agent Advances or Over Advances) such Lender's Pro Rata Share of such Borrower's Availability. The Lenders, however, in their discretion, may elect to make Revolving Loans or participate (as provided for in Section 2.4(f)) in the credit support or enhancement provided through the Agent to the issuers of Letters of Credit for the account of a Borrower in excess of such Borrower's Availability on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Individual Revolver Amount or the Availability of a Borrower or to be obligated to exceed such limits on any other occasion. If the Aggregate Revolver Outstandings for the account of a Borrower exceeds the Availability of such Borrower (with such Availability for this purpose calculated as if the Aggregate Revolver Outstandings for the account of such Borrower were zero), the Lenders may refuse to make or otherwise restrict the making of Revolving Loans for the account of either Borrower as the Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 2.2(i), and subject to the Agent's authority, in its sole discretion, to make Over Advances pursuant to the terms of Section 2.2(j).

                  (b) Procedure for Borrowing. (1) Each Borrowing for the account of a Borrower shall be made upon such Borrower's irrevocable written notice delivered to the Agent in the form of a notice of borrowing in the form attached hereto as Exhibit E ("Notice of

Borrowing") together with a Borrowing Base Certificate for such Borrower reflecting sufficient Availability for such Borrower, (which must be received by the Agent prior to 10:00 a.m. (Chicago time) (i) three (3) Business Days prior to the requested Funding Date, in the case of LIBOR Revolving Loans and (ii) no later than 10:00 a.m. on the requested Funding Date, in the case of Base Rate Revolving Loans, specifying:

                           (A) the amount of the Borrowing (which in the case
                      of LIBOR Loans shall be in the minimum amount of $500,000 and in integral multiples of $500,000 in excess thereof);

                           (B) the requested Funding Date, which shall be a
                      Business Day;

                           (C) whether the Revolving Loans requested are to
                      be Base Rate Revolving Loans or LIBOR Revolving Loans;
                      and

                           (D) the duration of the Interest Period if the
                      requested Revolving Loans are to be LIBOR Revolving Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Revolving Loans, such Interest Period shall be one month;

provided, however, that with respect to the Borrowing to be made on the Closing Date, such Borrowings will consist of Base Rate Revolving Loans only.

                  (2) With respect to any request for Base Rate Revolving Loans, in lieu of delivering the above-described Notice of Borrowing a Borrower may give the Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice but the Agent shall be entitled to rely on the telephonic notice in making such Revolving Loans.

                  (c) Reliance upon Authority. On or prior to the Closing Date and thereafter prior to any change with respect to any of the information contained in the following clauses (i) and (ii), each Borrower shall deliver to the Agent a writing setting forth (i) the account of such Borrower to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested by such Borrower pursuant to this Section 2.2, and
(ii) the names of the persons authorized to request Revolving Loans on behalf of such Borrower, and shall provide the Agent with a specimen signature of each such person. The Agent shall be entitled to rely conclusively on such person's authority to request Revolving Loans on behalf of such Borrower, the proceeds of which are to be transferred to any of the accounts specified by such Borrower pursuant to the immediately preceding sentence, until the Agent receives written notice to the contrary. The Agent shall have no duty to verify the identity of any individual representing him or herself as one of the officers authorized by a Borrower to make such requests on its behalf.

                  (d) No Liability. The Agent shall not incur any liability to a Borrower as a result of acting upon any notice referred to in Sections 2.2(b) and (c), which notice the Agent believes in good faith to have been given by an officer duly authorized by such Borrower to request Revolving Loans on its behalf or for otherwise acting in good faith under this Section 2.2, and the crediting of Revolving Loans to such Borrower's deposit account, or transmittal to such Person as such Borrower shall direct, shall conclusively establish the obligation of such Borrower to repay such Revolving Loans as provided herein.

                  (e) Notice Irrevocable. Any Notice of Borrowing of a Borrower (or telephonic notice in lieu thereof) made pursuant to Section 2.2(b) shall be irrevocable and such Borrower shall be bound to borrow the funds requested therein in accordance therewith.

                  (f) Agent's Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof) pursuant to Section 2.2(b), the Agent shall elect, in its discretion, (i) to have the terms of Section 2.2(g) apply to such requested Borrowing, or (ii) to request BABC to make a BABC Loan pursuant to the terms of Section 2.2(h) in the amount of the requested Borrowing; provided, however, that if BABC declines in its sole discretion to make a BABC Loan pursuant to Section 2.2(h), the Agent shall elect to have the terms of Section 2.2(g) apply to such requested Borrowing.

                  (g) Making of Revolving Loans.

                      (i) In the event that the Agent shall elect or be deemed to have elected to have the terms of this Section 2.2(g) apply to a requested Borrowing as described in
                  Section 2.2(f), then promptly after receipt of a Notice of Borrowing or telephonic notice pursuant to Section 2.2(b), the Agent shall notify the Lenders by telecopy, telephone or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Agent in same day funds, to such account of the Agent as the Agent may designate, not later than 1:00 p.m. (Chicago time) on the Funding Date applicable thereto. After the Agent's receipt of the proceeds of such Revolving Loans, upon satisfaction of the applicable conditions precedent set forth in Article 10, the Agent shall make the proceeds of such Revolving Loans available (not later than 2:00 p.m. Chicago time) to the Borrower that requested such Revolving Loans on the applicable Funding Date by transferring same day funds equal to the proceeds of such Revolving Loans received by the Agent to the account of such Borrower, designated in writing by such Borrower and acceptable to the Agent; provided, however, that the amount of Revolving Loans so made on any date shall in no event exceed the Availability of such Borrower on such date.

                     (ii) Unless the Agent receives notice from a Lender with respect to any Borrowing after the Closing Date at least one Business Day prior to the date of such Borrowing that such Lender will not make available as and when required hereunder to the Agent for the account of such Borrower the amount of that Lender's Pro Rata Share of the Borrowing requested by such Borrower, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to such Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to such Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrower to whom such Revolving Loan was made of such failure to fund and, upon demand by the Agent, such Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Loans comprising such Borrowing. The failure of any Lender to make any Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of any obligation hereunder to make a Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Funding Date.

                     (iii) The Agent shall not be obligated to transfer to a
                  Defaulting Lender any payments made by a Borrower to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to a Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so re-lent to a Borrower shall bear interest at the rate applicable to Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares in connection with such voting and consenting, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (-0-). Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (1) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (2) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing, shall be allocated among such performing Lenders ratably based upon their relative Commitments, and shall be calculated based upon the average amount by which the aggregate Commitments of such performing Lenders exceeds the sum of outstanding Revolving Loans and the undrawn face amount of all outstanding Letters of Credit. This Section 2.2(g) shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this
                  Section 2.2(g) shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by a Borrower of its duties and obligations hereunder.

                  (h) Making of BABC Loans.

                      (i) In the event the Agent shall elect, with the consent of BABC, to have the terms of this Section 2.2(h) apply to a requested Borrowing by a Borrower as described in Section 2.2(f), BABC shall make a Revolving Loan in the amount of such Borrowing (any such Revolving Loan made solely by BABC pursuant to this Section 2.2(h) being referred to as a "BABC Loan" and such Revolving Loans being referred to collectively as "BABC Loans") available to such Borrower on the Funding Date applicable thereto by transferring same day funds to an account of such Borrower, designated in writing by such Borrower and acceptable to the Agent; provided, that the aggregate amount of BABC Loans outstanding at any time shall not exceed $10,000,000. Each BABC Loan is a Revolving Loan hereunder and shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to BABC solely for its own account (and for the account of the holder of any participation interest with respect to such Revolving Loan). The Agent shall not request BABC to make any BABC Loan if (i) the Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that one or more of the applicable conditions precedent set forth in Article 10 will not be satisfied on the requested Funding Date for the applicable Borrowing, or

                  (ii) the requested Borrowing by a Borrower would exceed the Availability of such Borrower on such Funding Date. BABC shall not otherwise be required to determine whether the applicable conditions precedent set forth in Article 10 have been satisfied or the requested Borrowing by a Borrower would exceed the Availability of such Borrower on the Funding Date applicable thereto prior to making, in its sole discretion, any BABC Loan.

                     (ii) The BABC Loans for the account of a Borrower shall be repayable on demand and secured by the Collateral of such Borrower, shall constitute Revolving Loans for the account of such Borrower and Obligations hereunder, and shall bear interest at the rate applicable to the Revolving Loans from time to time.

                  (i) Agent Advances.

                      (i) Subject to the limitations set forth in the provisos contained in this Section 2.2(i), the Agent is hereby authorized by the Borrowers and the Lenders, from time to time in the Agent's sole discretion, (1) after the occurrence of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Article 10 have not been satisfied, to make Revolving Loans to a Borrower on behalf of the Lenders which the Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral of such Borrower, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or
                  (C) to pay any other amount chargeable to such Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in
                  Section 15.7 (any of the advances described in this Section 2.2(i) being herein referred to as "Agent Advances"); provided, that the Required Lenders may at any time revoke the Agent's authorization contained in this Section 2.2(i) to make Agent Advances, any such revocation to be in writing and to become effective prospectively upon the Agent's receipt thereof.

                     (ii) The Agent Advances for the account of a Borrower shall be repayable on demand and secured by the Collateral of such Borrower, shall constitute Revolving Loans for the account of such Borrower and Obligations hereunder, and shall bear interest at the rate applicable to the Revolving Loans from time to time. The Agent shall notify each Lender in writing of each such Agent Advance.

                  (j) Over Advances.

                      (i) Subject to the limitations set forth in the provisions contained in this Section 2.2(j), the Agent is hereby authorized by the Lenders in the Agent's sole discretion upon the request of a Borrower to make Loans to such Borrower (not exceeding $2,000,000 in the aggregate for all Borrowers of any one time outstanding) that cause the Aggregate Revolver Outstandings of the applicable Borrower to exceed such Borrower's Availability (but not such Borrower's Individual Revolver Amount nor the Aggregate Revolver Outstandings of both Borrowers to exceed the Maximum Revolver Amount (any of the advances described in this Section 2.2(j) being herein referred to as "Over Advances"); provided, that the Agent shall not make any Over Advance at any time any Borrower's Aggregate Revolver Outstandings have exceeded such Borrower's Individual Revolver Amount for a period of sixty (60) days as a result of an Over Advance.

                     (ii) The Over Advances for the account of a Borrower
                  shall be repayable on demand and secured by the Collateral of such Borrower, shall constitute Revolving Loans for the account of such Borrower and Obligations hereunder, and shall bear interest at the rate applicable to the Revolving Loans from time to time. The Agent shall notify each Lender in writing of each Over Advance.

                  (k) Settlement. It is agreed that each Lender's funded portion of the Revolving Loan is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, BABC, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the BABC Loans, the Agent Advances and the Over Advances shall take place on a periodic basis in accordance with the following provisions:

                     (i) The Agent shall request settlement ("Settlement") with the Lenders on a bi-weekly basis, or on a more frequent basis if so determined by the Agent, (1) on behalf of BABC, with respect to each outstanding BABC Loan, (2) for itself, with respect to each Agent Advance and Over Advance, and (3) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 10:00 a.m. (Chicago time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than BABC, in the case of BABC Loans) shall make the amount of such Lender's Pro Rata Share of the outstanding principal amount of the

                  BABC Loans, Agent Advances and Over Advances with respect to which Settlement is requested available to the Agent, for itself or for the account of BABC, in same day funds, to such account of the Agent as the Agent may designate, not later than 1:00 p.m. (Chicago time), on the Settlement Date applicable thereto, regardless of whether the applicable conditions precedent set forth in Article 10 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable BABC Loan, Agent Advance or Over Advance and, together with the portion of such BABC Loan, Agent Advance or Over Advance representing BABC's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not made available to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans.

                     (ii)  Notwithstanding the foregoing, not more than one
                  (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a BABC Loan, Agent Advance or Over Advance), each other Lender shall irrevocably and unconditionally purchase and receive from BABC or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such BABC Loan, Agent Advance or Over Advance to the extent of such Lender's Pro Rata Share thereof by paying to the Agent, in same day funds, an amount equal to such Lender's Pro Rata Share of such BABC Loan, Agent Advance or Over Advance. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to the Revolving Loans.

                     (iii) From and after the date, if any, on which any
                  Lender purchases an undivided interest and participation in any BABC Loan, Agent Advance or Over Advance pursuant to subsection (ii) above, the Agent shall promptly distribute to such Lender at such address as such Lender may request in writing, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such BABC Loan, Agent Advance or Over Advance.

                    (iv) Between Settlement Dates, the Agent, to the extent no
               Agent Advances, BABC Loans or Over Advances are outstanding, may pay over to BABC any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to BABC's other outstanding Revolving Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to BABC's other outstanding Revolving Loans other than to BABC Loans, Agent Advances or Over Advances, as provided for in the previous sentence, BABC shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans and BABC's other Revolving Loans shall be deemed to be reinstated in the amount so paid to the Agent for the account of the other Lenders. During the period between Settlement Dates, BABC with respect to BABC Loans, the Agent with respect to Agent Advances and Over Advances, and each Lender with respect to the Revolving Loans other than BABC Loans, Agent Advances and Over Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by BABC, the Agent and the other Lenders.

                  (l) Notation. The Agent shall record on its books the principal amount of the Revolving Loans owing to each Lender, including the BABC Loans owing to BABC, and the Agent Advances and Over Advances owing to the Agent, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Revolving Loans in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

                  (m) Lenders' Failure to Perform. All Loans (other than BABC Loans, Agent Advances and Over Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (a) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Loans hereunder, (b) no failure by any Lender to perform its obligation to make any Loans hereunder shall excuse any other Lender from its obligation to make any Loans hereunder, and (c) the obligations of each Lender hereunder shall be several, not joint and several.

                  2.3. Intentionally Omitted.

                  2.4.  Letters of Credit.

                  (a) Agreement to Cause Issuance. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Borrowers herein set forth, the Agent agrees to take reasonable steps to cause to be issued for the account of a Borrower and to provide credit support or other enhancement to banks acceptable to Agent, which issue Letters of Credit for the account of a Borrower (any such credit support or enhancement being herein referred to a "Credit Support") in accordance with this Section 2.4 from time to time during the term of this Agreement.

                  (b) Amounts; Outside Expiration Date. The Agent shall not have any obligation to take steps to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (1) the maximum undrawn amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (2) the maximum undrawn amount of the requested Letter of Credit for the account of a Borrower and all commissions, fees, and charges due from such Borrower in connection with the opening thereof exceed the Availability of such Borrower at such time; or (3) such Letter of Credit has an expiration date later than the Stated Termination Date or more than (i) one hundred eighty (180) days from the date of issuance in the case of documentary Letters of Credit or (ii) three hundred sixty-five (365) days from the date of issuance in the case of any other Letters of Credit.

                  (c) Other Conditions. In addition to being subject to the satisfaction of the applicable conditions precedent contained in Article 10, the obligation of the Agent to take reasonable steps to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent:

                           (1) The Borrower requesting such Letter of Credit or Credit Support for any Letter of Credit shall have delivered to the proposed issuer of such Letter of Credit, at such times and in such manner as such proposed issuer may prescribe, an application in form and substance satisfactory to such proposed issuer and the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to the Agent and such proposed issuer; and

                           (2) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

                  (d) Issuance of Letters of Credit.

                           (1) Request for Issuance. The Agent shall have received three (3) Business Days' prior written notice from a Borrower of such Borrower's request for the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. Such Borrower shall attach to such notice the proposed form of the Letter of Credit.

                           (2) Responsibilities of the Agent; Issuance. The Agent shall determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from a Borrower pursuant to Section 2.4(d)(1), (i) the amount of the applicable Unused Letter of Credit Subfacility and (ii) the Availability of such Borrower as of such date. If (i) the undrawn amount of the requested Letter of Credit is not greater than the applicable Unused Letter of Credit Subfacility and (ii) the issuance of such requested Letter of Credit and all commissions, fees, and charges due from such Borrower in connection with the opening thereof would not exceed the Availability of such Borrower, the Agent shall take reasonable steps to cause such issuer to issue the requested Letter of Credit on such requested effective date of issuance.

                           (3) Notice of Issuance. On each Settlement Date the Agent shall give notice to each Lender of the issuance of all Letters of Credit issued since the last Settlement Date.

                           (4) No Extensions or Amendment. The Agent shall not be obligated to cause any Letter of Credit to be extended or amended unless the requirements of this Section 2.4(d) are met as though a new Letter of Credit were being requested and issued. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent, not less than thirty (30) days prior to the last date on which the applicable issuer can in accordance with the terms of the applicable Letter of Credit decline to extend or renew such Letter of Credit, written notice that it declines to consent to any such extension or renewal, provided, that if all of the requirements of this Section 2.4 are met and no Default or Event of Default exists, no Lender shall decline to consent to any such extension or renewal.

                  (e) Payments Pursuant to Letters of Credit.

                           (1) Payment of Letter of Credit Obligations. Each Borrower agrees to reimburse the issuer for any draw under any Letter of Credit issued for the account of such Borrower and the Agent for the account of the Lenders upon any payment pursuant to any Credit Support issued for the account of such Borrower immediately upon demand, and to pay the issuer of such Letter of Credit the amount of all other obligations and other amounts payable to such issuer under or in connection with such Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which such Borrower may have at any time against such issuer or any other Person.

                           (2) Revolving Loans to Satisfy Reimbursement
         Obligations. In the event that the issuer of any Letter of Credit for the account of a Borrower honors a draw under such Letter of Credit or the Agent shall have made any payment pursuant to any Credit Support for the account of a Borrower and such Borrower shall not have repaid such amount to the issuer of such Letter of Credit or the Agent, as applicable, pursuant to Section 2.4(e)(1), the Agent shall, upon receiving notice of such failure, notify each Lender of such failure, and each Lender shall unconditionally pay to the Agent, for the account of such issuer or the Agent, as applicable, as and when provided hereinbelow, an amount equal to such Lender's Pro Rata Share of the amount of such payment in Dollars and in same day funds. If the Agent so notifies the Lenders prior to 11:00 a.m. (Chicago time) on any Business Day, each Lender shall make available to the Agent the amount of such payment, as provided in the immediately preceding sentence, on such Business Day. Such amounts paid by the Lenders to the Agent shall constitute Revolving Loans for the account of such Borrower which shall be deemed to have been requested by such Borrower pursuant to Section
         2.2 as set forth in Section 4.7.

                  (f) Participations.

                           (1) Purchase of Participations. Immediately upon issuance of any Letter of Credit for the account of a Borrower in accordance with Section 2.4(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in the Letter of Credit or the Credit Support provided through the Agent to such issuer in connection with the issuance of such Letter of Credit, equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit or the amount of such Credit Support

         (including, without limitation, all obligations of such Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

                           (2) Sharing of Reimbursement Obligation Payments. Whenever the Agent receives a payment from a Borrower on account of reimbursement obligations in respect of a Letter of Credit or Credit Support for the account of such Borrower as to which the Agent has previously received for the account of the issuer thereof payment from a Lender pursuant to Section 2.4(e)(2), the Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from such Borrower in Dollars. Each such payment shall be made by the Agent on the Business Day on which the Agent receives immediately available funds paid to such Person pursuant to the immediately preceding sentence, if received prior to 1:00 p.m. (Chicago time) on such Business Day and otherwise on the next succeeding Business Day.

                           (3) Documentation. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, application for any Letter of Credit and credit support or enhancement provided through the Agent in connection with the issuance of any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

                           (4) Obligations Irrevocable. The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to any Credit Support provided through the Agent with respect to a Letter of Credit, and the obligations of each Borrower to make payments to the Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever, including, without limitation, any of the following circumstances:

                    (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                    (ii) the existence of any claim, setoff, defense or other
               right which such Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between such Borrower or any other Person and the beneficiary named in any Letter of Credit);

                    (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                    (iv) the surrender or impairment of any security for the
               performance or observance of any of the terms of any of the Loan Documents; or

                    (v) the occurrence of any Default or Event of Default.

                  (g) Recovery or Avoidance of Payments. In the event any payment by or on behalf of a Borrower received by the Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit (or any guaranty by a Borrower or reimbursement obligation of a Borrower relating thereto) and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it.

                  (h) Compensation for Letters of Credit.

                           (1) Letter of Credit Fee. Each Borrower agrees to pay to the Agent with respect to each Letter of Credit issued for the account of such Borrower, for the account of the Lenders, the Letter of Credit Fee specified in, and in accordance with the terms of, Section 3.6.

                           (2) Issuer Fees and Charges. Each Borrower shall pay to the issuer of any Letter of Credit issued for the account of such Borrower, or to the Agent, for the account of the issuer of any such Letter of Credit, solely for such issuer's account, such fees and other charges as are charged by such issuer for letters of credit issued by it, including, without limitation, its standard fees for issuing, administering, amending, renewing, paying and canceling letters of credit and all other fees associated with issuing or servicing letters of credit, as and when assessed.

                  (i) Indemnification; Exoneration; Power of Attorney

                           (1) Indemnification. In addition to amounts payable as elsewhere provided in this Section 2.4, each Borrower hereby agrees to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Agent may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit for the account of such Borrower or the provision of any credit support or enhancement in connection therewith. The agreement in this Section 2.4(i)(1) shall survive payments of all Obligations.

                           (2) Assumption of Risk by the Borrowers. As among the Borrowers, the Lenders, and the Agent, each Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit issued for the account of such Borrower. In furtherance and not in limitation of the foregoing, the Lenders and the Agent shall not be responsible for:
         (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;
         (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this Section 2.4(i).

                           (3) Exoneration. Any action taken or omitted by the Agent or any Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put the Agent or any Lender under any resulting liability to a Borrower or relieve a Borrower of any of its obligations hereunder to any such Person.

                           (4) Power of Attorney. In connection with all Inventory financed by Letters of Credit issued for the account of a Borrower, such Borrower hereby appoints the Agent, or the Agent's designee, as its attorney, with full power and authority: (a) to sign and/or endorse such Borrower's name upon any warehouse or other receipts; (b) to sign such Borrower's name on bills of lading and other negotiable and non-negotiable documents;
         (c) to clear Inventory through customs in the Agent's or such Borrower's name, and to sign and deliver to customs officials powers of attorney in such Borrower's name for such purpose; (d) to complete in such Borrower's or the Agent's name, any order, sale, or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; and (e) to do such other acts and things as are necessary in order to enable the Agent to obtain possession of the Inventory and to obtain payment of the Obligations. Neither the Agent nor its designee, as such Borrower's attorney, will be liable for any acts or omissions, nor for any error of judgment or mistakes of fact or law. This power, being coupled with an interest, is irrevocable until all Obligations have been paid and satisfied.

                           (5) Account Party. Each Borrower hereby authorizes and directs any issuer of a Letter of Credit for the account of such Borrower to name such Borrower as the "Account Party" therein and to deliver to the Agent all instruments, documents and other writings and property received by the issuer pursuant to the Letter of Credit, and to accept and rely upon the Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

                           (6) Control of Inventory. In connection with all Inventory financed by Letters of Credit issued for the account of a Borrower, such Borrower will, at the Agent's request, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which the Agent holds a security interest to deliver them to the Agent and/or subject to the Agent's order, and if they shall come into such Borrower's possession, to deliver them, upon request, to the Agent in their original form. Such Borrower shall also, at the Agent's request, designate the Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

                  (j) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 2.4(b) and Section 12.1, any Letter of Credit issued for the account of a Borrower is outstanding upon the termination of this Agreement, then upon such termination such Borrower shall deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit then outstanding, as the Majority Lenders, in their discretion shall specify, either (A) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses associated with such Letter of Credit, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments made by the Agent and the Lenders under such Letter of Credit or under any credit support or enhancement provided through the Agent with respect thereto and any fees and expenses associated with such Letter of Credit, or (B) cash in amounts necessary to reimburse the Agent and the Lenders for payments made by the Agent or the Lenders under such Letter of Credit or under any credit support or enhancement provided through the Agent with respect thereto and any fees and expenses associated with such Letter of Credit. Such Supporting Letter of Credit or deposit of cash shall be held by the Agent, for the ratable benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.

                                    ARTICLE 3

                                INTEREST AND FEES

                  3.1. Interest.

                  (a) Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate and Sections 3.1(a)(i) or (ii), as applicable, but not to exceed the Maximum Rate described in Section 3.3. Subject to the provisions of Section 3.2, any of the Loans may be converted into, or continued as, Base Rate Revolving Loans or LIBOR Revolving Loans in the manner provided in Section 3.2. If at any time Loans are outstanding with respect to which notice has not been delivered to the Agent in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Loans shall be Base Rate Revolving Loans until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

                    (i) For all Base Rate Revolving Loans and other
               Obligations (other than LIBOR Revolving Loans) at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin;

                    (ii) For all LIBOR Revolving Loans at a per annum rate
               equal to the LIBOR Rate plus the Applicable Margin.

Each change in the Base Rate shall be reflected in the interest rate described in clause (i) above as of the effective date of such change. All interest charges shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest accrued on all Loans for the account of a Borrower will be payable by such Borrower in arrears on the first day of each month hereafter, and in the case of LIBOR Revolving Loans, on each LIBOR Interest Payment Date.

                  (b) Default Rate. If a Specified Event of Default occurs and is continuing and the Majority Lenders in their discretion so elect, then, while any such Specified Event of Default is outstanding, all of the Obligations shall bear interest at the Default Rate applicable thereto.

                  3.2. Conversion and Continuation Elections.

                  (a) Each Borrower may, upon irrevocable written notice to the Agent in accordance with Section 3.2(b):

                    (i) elect, as of any Business Day, in the case of Base
               Rate Revolving Loans for the account of such Borrower to convert any such Loans (or any part thereof in an amount not less than $500,000, or that is in an integral multiple of $500,000 in excess thereof) into LIBOR Revolving Loans; or

                    (ii) elect, as of the last day of the applicable Interest
               Period, to continue any LIBOR Revolving Loans for the account of such Borrower having Interest Periods expiring on such day (or any part thereof in an amount not less than $500,000, or that is in an integral multiple of $500,000 in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Revolving Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $500,000, such LIBOR Revolving Loans shall automatically convert into Base Rate Revolving Loans, and on and after such date the right of such Borrower to continue such Loans as, and convert such Loans into, LIBOR Revolving Loans, as the case may be, shall terminate.

                  (b) A Borrower shall deliver a notice of conversion/continuation in the form attached hereto as Exhibit F ("Notice of Conversion/Continuation") to be received by the Agent not later than 10:00 a.m. (Chicago time) at least three (3) Business Days in advance of the Conversion/Continuation Date, if the Loans for the account of such Borrower are to be converted into or continued as LIBOR Revolving Loans and specifying:

                    (i) the proposed Conversion/Continuation Date;

                    (ii) the aggregate amount of Loans to be converted or
                renewed;

                    (iii) the type of Loans resulting from the proposed
                conversion or continuation; and

                    (iv) the duration of the requested Interest Period.

                  (c) If upon the expiration of any Interest Period applicable to LIBOR Revolving Loans for the account of a Borrower, such Borrower has failed to select timely a new Interest Period to be applicable to LIBOR Revolving Loans or if any Default or Event of Default then exists, such Borrower shall be deemed to have elected to convert such LIBOR Revolving Loans into Base Rate Revolving Loans effective as of the expiration date of such Interest Period.

                  (d) The Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

                  (e) During the existence of a Default or Event of Default, neither Borrower may elect to have a Loan converted into or continued as a LIBOR Rate Loan with an Interest Period of longer than thirty (30) days.

                  (f) After giving effect to any conversion or continuation of Loans, there may not be more than ten (10) different Interest Periods in effect in the aggregate for Borrowers.

                  3.3. Maximum Interest Rate.

                  In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued by a Borrower under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.3, have been paid or accrued by such Borrower if the interest rates otherwise set forth in this Agreement had at all times been in effect, then such Borrower shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect over (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Agent and/or any Lender has received interest and other charges hereunder from a Borrower in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations of such Borrower other than interest, in the inverse order of maturity, and if there are no

Obligations of such Borrower outstanding, the Agent and/or such Lender shall refund to such Borrower such excess.

                  3.4. Certain Fees.

                  The Borrowers agree to pay the fees to BABC and the Agent set forth in the Fee Letter.

                  3.5. Unused Line Fee.

                  Until the Obligations have been paid in full and the Agreement terminated, the Borrowers agree to pay, on the first day of each month and on the Termination Date, to the Agent, for the ratable account of the Lenders, an unused line fee equal to one-eighth of one percent (0.125%) per annum on the average daily amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans and the undrawn face amount of all outstanding Letters of Credit, during the immediately preceding month or shorter period if calculated on the Termination Date; provided, that such unused line fee shall be increased to one-quarter of one percent (0.25%) per annum on the first Anniversary Date. The unused line fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

                  3.6. Letter of Credit Fee.

                  Each Borrower agrees to pay to the Agent, for the ratable account of the Lenders, for each Letter of Credit, a fee (the "Letter of Credit Fee") equal to one and one-half percent (1.5%) per annum of the undrawn face amount of each documentary Letter of Credit issued for such Borrower's account at such Borrower's request and two percent (2%) per annum of the undrawn face amount of each other Letter of Credit issued for such Borrower's account at such Borrower's request, in each case, plus all out-of-pocket costs, fees and expenses incurred by the Agent in connection with the application for, issuance of, or amendment to any Letter of Credit, which costs, fees and expenses could include a "fronting fee" required to be paid by the Agent to such issuer for the assumption of the settlement risk in connection with the issuance of such Letter of Credit. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit was issued and/or in which a Letter of Credit remains outstanding. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

                                    ARTICLE 4

                            PAYMENTS AND PREPAYMENTS

                  4.1. Revolving Loans.

                  Each Borrower shall repay the outstanding principal balance of the Revolving Loans for such Borrower's account, plus all accrued but unpaid interest thereon, on the Termination Date. A Borrower may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement; provided, however, that with respect to any LIBOR Revolving Loans prepaid by a Borrower prior to the expiration date of the Interest Period applicable thereto, such Borrower promises to pay to the Agent for account of the Lenders the amounts described in Section 5.4. In addition, and without limiting the generality of the foregoing, upon demand each Borrower promises to pay to the Agent, for account of the Lenders, the amount, without duplication, by which the Aggregate Revolver Outstanding of such Borrower exceeds the Availability of such Borrower (with Availability for this purpose calculated as if the Aggregate Revolver Outstandings of such Borrower were zero).

                  4.2. Termination of Facility.

                  The Borrowers may terminate this Agreement upon at least thirty (30) Business Days' notice to the Agent and the Lenders, upon (a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation of all outstanding Letters of Credit (b) the payment in full in cash of all other Obligations together with accrued interest thereon, and (c) with respect to any LIBOR Revolving Loans prepaid in connection with such termination prior to the expiration date of the Interest Period applicable thereto, the payment of the amounts described in Section 5.4.

                  4.3. Reduction of Commitments.

                  The Borrowers may, effective on a date specified at least ten
(10) Business Days after the delivery of a notice of the same, permanently reduce the Maximum Revolver Amount by a minimum amount of $1,000,000 or any multiple of $1,000,000 in excess thereof; unless (i) after giving effect thereto Maximum Revolver Amount is less than $20,000,000 or (ii) after giving effect thereto and to any prepayment of the Loans made on the effective date of such reduction, the combined Aggregate Revolver Outstandings of both Borrowers exceed the amount of the Maximum Revolver Amount then in effect. Any reduction of the Maximum Revolver Amount shall be applied to the Commitments of each Lender according to its Pro Rata Share. Any notice from the Borrowers to reduce the Maximum Revolver Amount will be irrevocable. Notwithstanding the foregoing, no reduction in the Maximum Revolver Amount shall be effective until any repayment of Loans necessary to cause the combined Aggregate Revolver Outstandings of both Borrowers not to exceed the Maximum Revolver Amount that would be in effect after such reduction and any amounts that are payable under Section 5.4 in connection with any such repayment. For purposes of determining the fee that is due under
Section 3.5, the Maximum Revolver Amount for any day shall be the Maximum Revolver Amount that was in effect on such day.

                  4.4. Intentionally Omitted.

                  4.5. Intentionally Omitted.

                  4.6. Payments by the Borrowers.

                  (a) All payments to be made by a Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by a Borrower shall be made to the Agent for the account of the Lenders at the Agent's address set forth in Section 15.8, and shall be made in Dollars and in immediately available funds, no later than 1:00 p.m. (Chicago time) on the date specified herein. Any payment received by the Agent later than 1:00 p.m. (Chicago time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                  (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                  (c) Unless the Agent receives notice from a Borrower prior to the date on which any payment is due to the Lenders that such Borrower will not make such payment in full as and when required, the Agent may assume that such Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                  4.7. Payments as Revolving Loans.

                  All payments of principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums and other sums payable hereunder by a Borrower, including all reimbursement for expenses pursuant to
Section 15.7, may, at the option of the Agent, in its sole discretion, subject only to the terms of this Section 4.7, be paid from the proceeds of Revolving Loans made hereunder for the account of such Borrower, whether made following a request by such Borrower pursuant to Section 2.2 or a deemed request as provided in this Section 4.7. Each Borrower hereby irrevocably authorizes the Agent to charge the Loan Account of such Borrower for the purpose of paying principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums and other sums payable hereunder by such Borrower, including reimbursing expenses pursuant to Section 15.7, and agrees that all such amounts charged shall constitute Revolving Loans (including BABC Loans, Agent Advances and Over Advances) for the account of such Borrower and that all such Revolving Loans for the account of such Borrower so made shall be deemed to have been requested by such Borrower pursuant to Section 2.2.

                  4.8. Apportionment, Application and Reversal of Payments.

                  Aggregate principal and interest payments by a Borrower shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees by a Borrower shall, as applicable, be apportioned ratably among the Lenders. All payments by a Borrower shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral of a Borrower received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements then due to the Agent from such Borrower; second, to pay any fees or expense reimbursements then due to the Lenders from such Borrower; third, to pay interest due in respect of all Revolving Loans for the account of such Borrower, including BABC Loans, Agent Advances and Over Advances; fourth, to pay or prepay principal of the BABC Loans for the account of such Borrower, Agent Advances and Over Advances for the account of such Borrower; fifth, to pay or prepay principal of the Revolving Loans (other than BABC Loans, Agent Advances and Over Advances) for the account of such Borrower and unpaid reimbursement obligations in respect of Letters of Credit for the account of such Borrower; sixth, to the payment of any other Obligation due to the Agent or any Lender by such Borrower; and seventh, to the payment of the Obligations due to Agent or any Lender by the other Borrower. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by a Borrower, or unless an Event of Default is outstanding, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Revolving Loan for the account of such Borrower, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Revolving Loans. The Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in Section 2.2(k). The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

                  4.9. Indemnity for Returned Payments.

                  If, after receipt of any payment of, or proceeds applied to the payment of, all or any part of the Obligations of a Borrower, the Agent or any Lender is for any reason arising out of or relating to the Loans, the Loan Documents or the relationships of the

Agent or any Lender with any Credit Party compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds or for any other reason, then the Obligations of such Borrower or part thereof intended to be satisfied shall be revived and continue and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender, and such Borrower shall be liable to pay to the Agent, and hereby does indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for, the amount of such payment or proceeds surrendered. The provisions of this Section 4.9 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 4.9 shall survive the termination of this Agreement.

                  4.10. Agent's and Lenders' Books and Records; Monthly Statements.

                  Each Borrower agrees that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to each Borrower a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on such Borrower and an account stated (except for reversals and reapplications of payments made as provided in Section 4.8 and corrections of errors discovered by the Agent), unless such Borrower notifies the Agent in writing to the contrary within sixty (60) days after such statement is rendered. In the event a timely written notice of objections is given by such Borrower, only the items to which exception is expressly made will be considered to be disputed by such Borrower.

                                    ARTICLE 5

                     TAXES, YIELD PROTECTION AND ILLEGALITY

                  5.1. Taxes.

                  (a) Any and all payments by a Borrower to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, each Borrower shall pay all Other Taxes.

                  (b) Each Borrower agrees to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 5.1) paid by the Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty
(30) days after the date the Lender or the Agent makes written demand therefor. Each Lender agrees, within a reasonable time after receiving a written request from a Borrower, to provide the Borrowers and the Agent with such certificates as are reasonably required, and take such other actions as are reasonably necessary (so long as such actions do not have a negative effect on such Lender), to claim such exemptions as such Lender or the Agent may be entitled to claim in respect of all or a portion of any Taxes which are otherwise required to be paid or deducted or withheld pursuant to this Section 5.1 in respect of any payments under this Agreement.

                  (c) If a Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

                    (i) the sum payable shall be increased as necessary so
               that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 5.1) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                    (ii) such Borrower shall make such deductions and
               withholdings;

                    (iii) such Borrower shall pay the full amount deducted or
               withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                    (iv) such Borrower shall also pay to each Lender or the
               Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

                  (d) Within thirty (30) days after the date of any payment by a Borrower of Taxes or Other Taxes, such Borrower shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to the Agent.

                  (e) If such Borrower is required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section 5.1, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by such Borrower which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

                  5.2. Illegality.

                  (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Revolving Loans, then, on notice thereof by such Lender to the Borrowers through the Agent, any obligation of such Lender to make LIBOR Revolving Loans shall be suspended until such Lender notifies the Agent and the Borrowers that the circumstances giving rise to such determination no longer exist which notice shall be given promptly by such Lender.

                  (b) If a Lender determines that it is unlawful to maintain any LIBOR Rate Loan, each Borrower shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Revolving Loans for the account of such Borrower of that Lender then outstanding, together with interest accrued thereon and amounts required under
Section 5.4, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such LIBOR Revolving Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Rate Loan. If a Borrower is required to so prepay any LIBOR Rate Loan, then concurrently with such prepayment, such Borrower shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

                  5.3. Increased Costs and Reduction of Return.

                  (a) If any Lender determines that, due to either (i) the introduction of or any change in the interpretation of any law or regulation or
(ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Revolving Loans for the account of a Borrower, then such Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

                  (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender or any corporation or other entity controlling the

Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation or other entity controlling the Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement for the account of a Borrower, then, upon demand of such Lender to such Borrower through the Agent, such Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

                  5.4. Funding Losses.

                  Each Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

                  (a) the failure of such Borrower to make on a timely basis any payment of principal of any LIBOR Rate Loan;

                  (b) the failure of such Borrower to borrow, continue or convert a Loan after such Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation; or

                  (c) the prepayment or other payment (including after acceleration thereof) of an LIBOR Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Revolving Loans or from fees payable to terminate the deposits from which such funds were obtained (but such loss shall not include lost profits (e.g. loss of the economic benefit of the Applicable Margin)).

                  5.5. Inability to Determine Rates.

                  If the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Revolving Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, a Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If a Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by such Borrower, in the amount specified in the applicable notice submitted by such Borrower, but such Loans shall be made, converted or continued as Base Rate Revolving Loans instead of LIBOR Revolving Loans.

                  5.6. Certificates of Lenders.

                  Any Lender claiming reimbursement or compensation from a Borrower under this Article 5 shall deliver to such Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on such Borrower in the absence of manifest error; provided, that no Borrower shall be liable for any cost for which such a certificate has not been delivered to such Borrower within one hundred eighty (180) days of such Lender becoming aware of such cost.

                  5.7. Survival.

                  The agreements and obligations of the Borrowers in this
Article 5 shall survive the payment of all other Obligations.

                  5.8. Replacement Lenders.

                  If (a) the Borrowers become obligated to pay additional amounts to any Lender pursuant to Section 5.1 or 5.3 as a result of any condition described in such Sections which is not generally applicable to all Lenders, then, unless such Lender has theretofore taken steps to remove or cure, and has removed or cured, the conditions creating the cause for such obligation to pay such additional amounts, within sixty (60) days of being on notification of such condition, or (b) a Lender invokes the provisions of Section 5.2, in each case the Borrowers may designate another bank which is reasonably acceptable to the Agent (such bank being herein called a "Replacement Lender") to purchase for cash all of the Loans of such Lender and all of such Lender's rights hereunder, without recourse to or warranty (other than title) by, or expense to, such Lender for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and accrued but unpaid commitment and other fees, expense reimbursements and indemnities in respect of that Lender's Commitments. If the Replacement Lender is prepared to so purchase, such Lender shall consummate such sale in accordance with such terms (and, if such Lender is an issuer of Letters of Credit, such other terms as may be necessary to compensate fully such Lender) within a reasonable time not exceeding sixty (60) days from the date the Borrowers designate a Replacement Lender, and thereupon such Lender shall not longer be a party hereto or have any obligations or rights hereunder (except rights which, pursuant to the provisions of this Agreement, survive the termination of this Agreement and the repayment of the Loans), and the Replacement Lender shall succeed to such obligations or rights.

                                    ARTICLE 6

                                   COLLATERAL

                  6.1. Grant of Security Interest.

                  (a) As security for all its present and future Obligations, each Borrower hereby grants to the Agent, for the ratable benefit of the Agent and the Lenders, a continuing security interest in, lien on, assignment of, and right of set-off against, all of the following property of such Borrower, whether now owned or existing or hereafter acquired or arising, regardless of where located:

                    (i) all Accounts of such Borrower;

                    (ii) all Inventory of such Borrower;

                    (iii) all contract rights, letters of credit, contracts
               (including Assigned Contracts), chattel paper, instruments, notes, documents, and documents of title of such Borrower;

                    (iv) all General Intangibles of such Borrower;

                    (v) all Equipment of such Borrower;

                    (vi) all money, investment property and securities;

                    (vii) other property of any kind of such Borrower in the
               possession or under the control of the Agent or any Lender, any assignee of or participant in the Obligations, or a bailee of any such party or such party's affiliates;

                    (viii) all of such Borrower's deposit accounts, credits
               and balances with and other claims against the Agent or any Lender or any of its affiliates or any other financial institution with which such Borrower maintains deposits;

                    (ix) all of such Borrower's other real and personal
               property;

                    (x) all books, records and other property related to or
               referring to any of the foregoing, including, without limitation, books, records, account ledgers, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to any of the foregoing; and

                    (xi) all accessions to, substitutions for and
               replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

All of the foregoing, together with all other property of a Borrower, SDI Canada or any other Credit Party in which the Agent or any Lender may at any time be granted a Lien, is herein collectively referred to as the "Collateral." The Collateral does not include any leasehold interests in real estate of any Credit Party under leases where the Credit Party is the lessee.

                  (b) All of the Obligations shall be secured by all of the Collateral.

                  6.2. Perfection and Protection of Security Interest.

                  (a) Each Borrower shall, and shall cause SDI Canada to, at its expense, perform all steps requested by the Agent at any time to perfect, maintain, protect, and enforce the Agent's Liens, including, without limitation:
(i) executing, delivering and/or filing and recording of the Trademark and Copyright Agreements and executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Agent; (ii) delivering to the Agent the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Agent determines it should have physical possession in order to perfect and protect the Agent's security interest therein, duly pledged, endorsed or assigned to the Agent without restriction; (iii) delivering to the Agent warehouse receipts covering any portion of the Collateral located in warehouses (but not including any in-plant store locations) and for which warehouse receipts are issued and certificate of titles covering any portion of the Collateral for which certificates of title have been issued; (iv) when an Event of Default exists, transferring Inventory to warehouses designated by the Agent; (v) placing notations on such Borrower's or SDI Canada's books of account to disclose the Agent's security interest; (vi) delivering to the Agent all letters of credit on which such Borrower or SDI Canada is named beneficiary; and (vii) taking such other steps as are deemed necessary or desirable by the Agent to maintain and protect the Agent's Liens. To the extent permitted by applicable law, the Agent may file, without such Borrower's signature, one or more financing statements disclosing the Agent's Liens. Each Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

                  (b) If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of a Borrower's or SDI Canada's agents or processors, then such Borrower shall notify the Agent thereof and shall notify such Person of the Agent's security interest in such Collateral and, upon the Agent's request, instruct such Person to hold all such Collateral for the Agent's account subject to the Agent's instructions. If at any time any Collateral is located on any operating facility of a Borrower or SDI Canada which is not owned by such Borrower or SDI Canada (other than an in-plant store location), then such Borrower shall, or shall cause SDI Canada to, at the request of the Agent, obtain written waivers, in form and substance satisfactory to the Agent, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral.

                  (c) From time to time, each Borrower shall, and shall cause SDI Canada to, upon the Agent's request, execute and deliver confirmatory written instruments pledging to the Agent, for the ratable benefit of the Agent and the Lenders, the Collateral with respect to such Borrower or SDI Canada, but such Borrower's failure to do so shall not affect or limit any security interest or any other rights of the Agent or any Lender in and to the Collateral with respect to such Borrower or SDI Canada. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Agent's Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability of a Borrower or as the basis for any advance, loan, extension of credit, or other financial accommodation).

                  6.3. Location of Collateral.

                  Each Borrower represents and warrants to the Agent and the Lenders that as of the Closing Date: (a) Schedule 6.3 is a correct and complete list of such Borrower's and SDI Canada's chief executive office, the location of its and SDI Canada's books and records, the locations of the Collateral, and the locations of all of its and SDI Canada's other places of business; and (b) except for the locations under the heading "Account Debtor Premises," Schedule
6.3 correctly identifies any of such facilities and locations that are not owned by a Borrower or SDI Canada and sets forth the names of the owners and lessors or sublessors of and, to the best of each Borrower's knowledge, the holders of any mortgages on, such facilities and locations. Each Borrower covenants and agrees that it will not, and that it will cause SDI Canada to not, (i) maintain any Collateral at any location other than those locations listed for such Person on Schedule 6.3, (ii) otherwise change or add to any of such locations, or (iii) change the location of its chief executive office from the location identified in Schedule 6.3, unless it gives the Agent at least thirty (30) days' prior written notice thereof and executes any and all financing statements and other documents that the Agent requests in connection therewith; provided, that notwithstanding the foregoing, a Borrower or SDI Canada may maintain Inventory with an Account Debtor at a location not listed on Schedule 6.3 so long as (a) such new location is identified in the Inventory report required to be delivered with respect to such Person to the Agent pursuant to Section 6.7(d) immediately following the date such new location is established and (b) such Borrower or SDI Canada, as applicable, and Account Debtor execute a Customer Contract.

                  6.4. Title to, Liens on, and Sale and Use of Collateral.

                  Each Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that: (a) all of the Collateral of such Borrower and SDI Canada is and will continue to be owned by such Borrower or SDI Canada, as applicable, free and clear of all Liens whatsoever, except for Permitted Liens; (b) the

Agent's Liens in the Collateral will not be subject to any prior Lien, except for Permitted Liens; (c) each Borrower and SDI Canada will use, store, and maintain the Collateral with all reasonable care and will use such Collateral for lawful purposes only; and (d) none of Borrowers and SDI Canada will, without the Agent's prior written approval, sell, or dispose of or permit the sale or disposition of any of the Collateral except for sales of Inventory in the ordinary course of business and sales of Equipment as permitted by Section 6.11. The inclusion of proceeds in the Collateral shall not be deemed to constitute the Agent's or any Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

                  6.5. Intentionally Omitted.

                  6.6. Access and Examination; Confidentiality.

                  (a) The Agent, accompanied by any Lender which so elects, may at all reasonable times during regular business hours (and at any time when a Default or Event of Default exists) have access to, examine, audit, make extracts from or copies of and inspect any or all of each Borrower's and SDI Canada's records, files, and books of account and the Collateral (including those records, files and books of account and Collateral located on an Account Debtor's premises), and discuss each Borrower's and SDI Canada's affairs with such Borrower's or SDI Canada's officers and management; provided, that if no Default or Event of Default exists, the Agent and the Lenders shall not conduct more than four (4) audits in any Fiscal Year; provided, further, that if (i) no Default or Event of Default exists, (ii) Aggregate Availability equals or exceeds $20,000,000 at all times, and (iii) the aggregate unpaid Obligations have not exceeded $15,000,000 at any time, the Agent and the Lenders shall not conduct more than two (2) audits in any Fiscal Year. Each Borrower will, and will cause SDI Canada to, deliver to the Agent any instrument necessary for the Agent to obtain records from any service bureau maintaining records for such Borrower or SDI Canada. The Agent may, and at the direction of the Majority Lenders shall, at any time when a Default or Event of Default exists, and at the Borrowers' expense, make copies of all of each Borrower's and SDI Canada's books and records, or require such Borrower and SDI Canada to deliver such copies to the Agent. The Agent may, without expense to the Agent, use such of a Borrower's and SDI Canada's respective personnel, supplies, and premises as may be reasonably necessary for maintaining or enforcing the Agent's Liens. The Agent shall have the right, at any time, in the Agent's name or in the name of a nominee of the Agent, to verify the validity, amount or any other matter relating to the Accounts, Inventory, or other Collateral, by mail, telephone, or otherwise.

                  (b) Each Borrower agrees that, subject to such Borrower's prior consent for uses other than in a traditional tombstone, which consent shall not be unreasonably withheld or delayed, the Agent and each Lender may use such Borrower's name in advertising and promotional material and in conjunction therewith disclose the general terms of this Agreement. The Agent and each Lender agree to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all financial and pricing information

(whether or not labeled "secret" or "confidential") and all other information identified as "confidential" or "secret" by a Borrower and provided to the Agent or such Lender by or on behalf of such Borrower or SDI Canada, under this Agreement or any other Loan Document, and neither the Agent, nor such Lender nor any of their respective Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than a Borrower or SDI Canada, provided, that such source is not bound by a confidentiality agreement with a Borrower known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable requirement of law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors; (7) to any prospective Participant or assignee under any Assignment and Acceptance, actual or potential, provided, that such prospective Participant or assignee agrees in writing for the benefit of the Borrowers to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which a Borrower or SDI Canada is party or is deemed party with the Agent or such Lender, and (9) to its Affiliates. Without limiting the foregoing, the Agent and the Lenders shall not disclose such information to any of the Borrowers' competitors or any Person in the same or similar lines of business as the Borrowers.

                  6.7. Collateral Reporting.

                  Each Borrower shall provide the Agent with the following documents at the following times in form satisfactory to the Agent: (a) on a monthly basis by the twentieth (20th) day following the end of each month (or more frequently if requested by the Agent), a schedule of such Borrower's and SDI Canada's Accounts created since the last such schedule and a Borrowing Base Certificate; (b) on a monthly basis by the twentieth (20th) day following the end of each month (or more frequently if requested by the Agent), an aging of such Borrower's and SDI Canada's Accounts, together with a reconciliation to the previous month's aging of such Borrower's and SDI Canada's Accounts and to such Borrower's and SDI Canada's general ledger; (c) on a monthly basis by the thirtieth (30th) day following the end of each month (or more frequently if requested by the Agent), a report in the form attached hereto as Exhibit H of such Borrower's and SDI Canada's accounts payable; (d) on a monthly basis by the thirtieth (30th) day following the end of each month (or more frequently if requested by the Agent), Inventory reports by location, which designate new locations and discontinued locations of such Borrower and SDI Canada; (e) upon request, copies of invoices in connection with such Borrower's and SDI Canada's Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with such Borrower's and SDI Canada's Accounts and for Inventory and Equipment acquired by such Borrower and SDI Canada, purchase orders and invoices; (f) upon request, a statement of the balance of each of the Intercompany Accounts; (g) such other reports as to the Collateral of such Borrower and SDI Canada as the Agent shall reasonably request from time to time; and (h) with the delivery of each of the foregoing, a certificate of such Borrower executed by an officer thereof certifying as to the accuracy and completeness of the foregoing. If any of a Borrower's or SDI Canada's records or reports of the Collateral are prepared by an accounting service or other agent, the Borrowers hereby authorize such service or agent to deliver such records, reports, and related documents to the Agent, for distribution to the Lenders. The Lenders agree that all certificates delivered by officers of any Credit Party pursuant to this Agreement or any other Loan Document are delivered in such person's corporate, not individual, capacity

                  6.8. Accounts.

                  (a) Each Borrower hereby represents and warrants to the Agent and the Lenders, with respect to such Borrower's Accounts and SDI Canada's Accounts, that: (i) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by such Borrower or SDI Canada, or rendition of services by such Borrower or SDI Canada, in the ordinary course of such Borrower's or SDI Canada's business; (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Agent, without any offset, deduction, defense, or counterclaim except those known to such Borrower or SDI Canada and disclosed to the Agent and the Lenders pursuant to this Agreement; (iii) no payment will be received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted on any Account, except as reported to the Agent and the Lenders in accordance with this Agreement; (iv) each copy of an invoice delivered to the Agent by such Borrower or SDI Canada will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all goods described in any invoice representing a sale of goods will have been delivered to the Account Debtor (other than bill-and-hold Inventory subject to a Customer Contract) and all services of such Borrower and SDI Canada described in each invoice will have been performed.

                  (b) Neither Borrower shall, nor shall either Borrower permit or cause SDI Canada to, re-date any invoice or sale or make sales on extended dating beyond that customary in such Person's business or extend or modify any Account. If a Borrower becomes aware of any matter adversely affecting the collectability of any Account or Account Debtor involving an amount greater than $250,000, including information regarding the Account Debtor's creditworthiness, such Borrower will promptly so advise the Agent.

                  (c) Neither Borrower shall, nor shall either Borrower permit SDI Canada to, accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account without providing the Agent notice thereof. Such instrument shall be considered as evidence of the Account and not payment thereof and such Borrower will, or will cause SDI Canada to, promptly deliver such instrument to the Agent, endorsed by such Borrower or SDI Canada, as applicable, to the Agent in a manner satisfactory in form and substance to the Agent. Regardless of the form of presentment, demand, notice of protest with respect thereto, such Borrower or SDI Canada, as the case may be, shall remain liable thereon until such instrument is paid in full.

                  (d) Each Borrower shall notify the Agent promptly of all disputes and claims in excess of $250,000 with any Account Debtor of such Borrower or SDI Canada, and agrees to settle, contest, or adjust such dispute or claim at no expense to the Agent or any Lender. No discount, credit or allowance shall be granted to any such Account Debtor without the Agent's prior written consent, except for discounts, credits and allowances made or given in the ordinary course of such Borrower's or SDI Canada's business when no Event of Default exists hereunder. Each Borrower shall, upon the Agent's request, send the Agent a copy of each credit memorandum in excess of $250,000 as soon as issued by it or SDI Canada. The Agent may, and at the direction of the Majority Lenders shall, at all times when an Event of Default of the type described in Sections 11.1(a), (f), (g), (h), or (i)(x) exists hereunder or after acceleration of the maturity of the Obligations, settle or adjust disputes and claims directly with Account Debtors of a Borrower or SDI Canada for amounts and upon terms which the Agent or the Majority Lenders, as applicable, shall consider advisable and, in all cases, the Agent will credit such Borrower's, and in the case of an Account Debtor of SDI Canada, ISA's, Loan Account with only the net amounts received by the Agent in payment of any Accounts.

                  (e) Notwithstanding anything to the contrary herein and in particular Section 4.8, all proceeds and collections of SDI Canada's Accounts and other Collateral and payments received by the Agent and/or the Lenders from SDI Canada shall be applied to fees and expense reimbursements not in the nature of interest for the purposes of the Income Tax Act of Canada and to principal before being applied to interest due or fees and expense reimbursements which are or may be in the nature of interest payments for the purposes of the Income Tax Act of Canada.

                  (f) If an Account Debtor returns any Inventory to a Borrower or SDI Canada when no Event of Default exists, then such Borrower shall, or shall cause SDI Canada to, promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. Upon the Agent's request, such Borrower shall, and shall cause SDI Canada to, report to the Agent any return involving an amount in excess of $250,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to a Borrower or SDI Canada when an Event of Default exists, such Borrower, upon request of the Agent, shall or shall cause SDI Canada to: (i) hold the returned Inventory in trust for the Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned

Inventory solely according to the Agent's written instructions; and (iv) not issue any credits or allowances with respect thereto without the Agent's prior written consent. All returned Inventory shall be subject to the Agent's Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory.

                  6.9. Collection of Accounts; Payments.

                  (a) Until the Agent notifies the Borrowers to the contrary, each Borrower shall, and shall cause SDI Canada to, (i) make collection of all Accounts and other Collateral of such Borrower and SDI Canada for the Agent,
(ii) receive all payments (but only following notice from the Agent in the case of SDI Canada) as the Agent's trustee, and (iii) immediately (and following notice from the Agent in the case of SDI Canada) deliver all payments in their original form duly endorsed in blank into a Payment Account established for the account of such Borrower or SDI Canada, as the case may be, at a bank acceptable to Agent and subject to documentation acceptable to Agent. If the Agent requests, such Borrower shall, and shall cause SDI Canada to, establish a lock-box service for collections of Accounts of such Borrower or SDI Canada, as the case may be, at a bank acceptable to the Agent and pursuant to documentation satisfactory to the Agent. If such lock-box service is established, such Borrower shall, and shall cause SDI Canada to, instruct all Account Debtors to make all payments directly to the address established for such service. If, notwithstanding such instructions, a Borrower or SDI Canada receives any proceeds of Accounts, it shall receive such payments as the Agent's trustee, and shall immediately deliver such payments to the Agent in their original form duly endorsed in blank or deposit them into a Payment Account of such Borrower or SDI Canada, as the case may be, as the Agent may direct. All collections received in any such lock-box or Payment Account or directly by a Borrower, SDI Canada or the Agent, and all funds in any Payment Account or other account to which such collections are deposited shall be subject to the Agent's sole control; provided, that so long as the Agent has not provided a Payment Direction Notice to the bank at which such Payment Account is maintained, all collections received in such Payment Account shall be transferred to a disbursement account designated by such Borrower or SDI Canada, as the case may be. The Agent may, and at the direction of the Majority Lenders will, provide a Payment Direction Notice at any time that an Event of Default exists or Aggregate Availability is less than $20,000,000. The Agent or the Agent's designee may, at any time after the occurrence of an Event of Default, notify Account Debtors that the Accounts of a Borrower and SDI Canada have been assigned to the Agent and of the Agent's security interest therein, and may collect them directly and charge the collection costs and expenses to such Borrower's, and in the case of SDI Canada's Accounts, ISA's, Loan Account as a Revolving Loan. So long as an Event of Default has occurred and is continuing, each Borrower, at the Agent's request, shall, and shall cause SDI Canada to, execute and deliver to the Agent such documents as the Agent shall require to grant the Agent access to any post office box in which collections of Accounts of such Borrower or SDI Canada are received.

                  (b) If sales of Inventory are made or services are rendered for cash, each Borrower shall, and shall cause SDI Canada to, immediately deliver to the Agent or deposit into a Payment Account the cash which such Borrower or SDI Canada, as the case may be, receives.

                  (c) All payments received by the Agent on account of Accounts of a Borrower or SDI Canada or as proceeds of other Collateral of a Borrower or SDI Canada will be the Agent's sole property for its benefit and the benefit of the Lenders and will be credited to such Borrower's, and in the case of SDI Canada's Collateral, ISA's, Loan Account (conditional upon final collection) upon receipt of immediately available funds.

                  (d) In the event the Borrowers repay all of the Obligations upon the termination of this Agreement or upon acceleration of the Obligations, other than through the Agent's receipt of payments on account of the Accounts or proceeds of the other Collateral, such payment will be credited (conditional upon final collection) to the applicable Borrower's Loan Account after the Agent's receipt of immediately available funds.

                  6.10. Inventory; Perpetual Inventory.

                  Each Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that all of the Inventory owned by such Borrower or SDI Canada is and will be held for sale or lease, or to be furnished in connection with the rendition of services, or to be consumed in the business of such Borrower or SDI Canada or to be used in connection with the packing, shipping, advertising, selling or finishing of other Inventory, all in the ordinary course of such Borrower's or SDI Canada's business, and is and will be fit for such purposes. Each Borrower will keep, and will cause SDI Canada to keep, its Inventory in good and marketable condition, at its own expense. Each Borrower agrees that all Inventory produced in the United States will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. Each Borrower will, and will cause SDI Canada to, conduct a physical count of the Inventory at least once per Fiscal Year, and after and during the continuation of an Event of Default, at such other times as the Agent requests. Each Borrower will, and will cause SDI Canada to, maintain a perpetual inventory reporting system at all times. Neither Borrower will, and neither Borrower will permit SDI Canada to, without the Agent's written consent, sell any Inventory on a guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis; provided, that the Borrowers may agree, consistent with past practices, to repurchase non-consumable spare parts for the purpose of repairing such spare parts and re-selling them to the customer.

                  6.11. Equipment.

                  (a) Each Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that all of the Equipment owned by such Borrower and SDI Canada is and will be used or held for use in such Borrower's or SDI Canada's business, as the case may be, and is and will be fit for such purposes. Each Borrower shall, and shall cause SDI Canada to, keep and maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.

                  (b) Upon the Agent's request, each Borrower shall inform the Agent of any material additions to or deletions from the Equipment. Neither Borrower shall permit, or shall allow SDI Canada to permit, any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Agent does not have a Lien. Neither Borrower will, or will allow SDI Canada to, without the Agent's prior written consent, alter or remove any identifying symbol or number on any of its Equipment consisting of Collateral.

                  (c) Neither Borrower shall, and neither Borrower shall allow SDI Canada to, without the Agent's prior written consent, sell, lease as a lessor, or otherwise dispose of any of its Equipment, except in the ordinary course of its business and except for equipment that is surplus, obsolete or no longer necessary to the conduct of the business of the Credit Parties.

                  6.12. Customer Contracts.

                  ISA shall, and shall cause SDI Canada to, fully perform all of its obligations under each of the Customer Contracts, and shall enforce all of its rights and remedies thereunder, in each case, as it deems appropriate in its business judgment; provided, however, that ISA shall not, and shall not permit SDI Canada to, take any action or fail to take any action with respect to its Customer Contracts which would cause the termination of such Customer Contract without providing prompt written notice thereof to the Agent. ISA shall not, and shall not permit SDI Canada to, without the Agent's and the Majority Lenders' prior written consent, modify, amend, supplement, compromise, satisfy, release, or discharge any provisions in a Customer Contract (i) requiring the Account Debtor thereof to purchase the Inventory (at a purchase price greater than or equal to the cost thereof) on such Account Debtor's premises upon termination of such Customer Contract, or (ii) requiring the Account Debtor thereof to purchase all Slow Moving Inventory (at a purchase price greater than or equal to the cost thereof) on such Account Debtor's premises. If an Event of Default of the type described in Sections 11.1(a), (f), (g), (h), or (i)(x) has occurred, the maturity of the Loans has been accelerated pursuant to Section 11.2 or if the Termination Date has otherwise occurred and ISA or SDI Canada, as the case may be, shall fail to pursue diligently any right under its Customer Contracts, the Agent may, and at the direction of the Majority Lenders shall, directly enforce such right in its own or ISA's or SDI Canada's name and may enter into such settlements or other agreements with respect thereto as the Agent or the Majority Lenders, as applicable, shall determine. In any suit, proceeding or action brought by the Agent for the benefit of the Lenders under any Customer Contract for any sum owing thereunder or to enforce any provision thereof, ISA shall, and shall cause SDI Canada to, indemnify and hold the Agent and Lenders harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaims, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by ISA or SDI Canada of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from ISA or SDI Canada to or in favor of such obligor or its successors. All such obligations of ISA and SDI Canada shall be and remain enforceable only against ISA and SDI Canada and shall not be enforceable against the Agent. Notwithstanding any provision hereof to the contrary, ISA and SDI Canada shall at all times remain liable to observe and perform all of its duties and obligations under its Customer Contracts, and the Agent's or any Lender's exercise of any of their respective rights with respect to the Collateral shall not release ISA and SDI Canada from any of such duties and obligations. Neither the Agent nor any Lender shall be obligated to perform or fulfill any of ISA's or SDI Canada's duties or obligations under its Customer Contracts or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.

                  6.13. Documents, Instruments, and Chattel Paper.

                  Each Borrower represents and warrants to the Agent and the Lenders that (a) all documents, instruments, and chattel paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine, and (b) all goods evidenced by such documents, instruments, and chattel paper are and will be owned by such Borrower or SDI Canada, free and clear of all Liens other than Permitted Liens.

                  6.14. Right to Cure.

                  The Agent may, in its discretion, and shall, at the direction of the Majority Lenders, pay any amount or do any act required of a Borrower or SDI Canada hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Agent's Liens therein, and which such Borrower or SDI Canada fails to pay or do, including, without limitation, payment of any judgment against such Borrower or SDI Canada, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's claim, and any other Lien upon or with respect to the Collateral. All payments that the Agent makes under this Section 6.14 and all out-of-pocket costs and expenses that the Agent pays or incurs in connection with any action taken by it hereunder shall be charged to such Borrower's, or in the case any action taken with respect to SDI Canada, ISA's, Loan Account as a Revolving Loan. Any payment made or other action taken by the Agent under this
Section 6.14 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

                  6.15. Power of Attorney.

                  Each Borrower hereby appoints the Agent and the Agent's designee as such Borrower's attorney, with power: (a) to endorse such Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent's or any Lender's possession; (b) to sign such Borrower's name on any invoice, bill of lading, warehouse receipt or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) so long as any Event of Default has occurred and is continuing, to notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by the Agent and to receive, open and dispose of all mail addressed to such Borrower; (d) to send requests for verification of Accounts to customers or Account Debtors; (e) to clear Inventory, the purchase of which was financed with Letters of Credit, through customs in such Borrower's name, the Agent's name or the name of the Agent's designee, and to sign and deliver to customs officials powers of attorney in such Borrower's name for such purpose; and (f) to do all things necessary to carry out this Agreement. Each Borrower ratifies and approves all acts of such attorney. None of the Lenders or the Agent nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law that are not a result of such Person's gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

                  6.16. The Agent's and Lenders' Rights, Duties and Liabilities.

                  Each Borrower assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Agent or any Lender to take any steps to perfect the Agent's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release a Borrower from any of the Obligations. Following the occurrence and continuation of an Event of Default, the Agent may (but shall not be required to), and at the direction of the Majority Lenders shall, without notice to or consent from a Borrower, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of such Borrower for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Agent and/or any Lender and such Borrower.

                                    ARTICLE 7

                BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

                  7.1. Books and Records.

                  Each Borrower shall, and shall cause each of its Subsidiaries to, maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 7.2(a). Each Borrower shall, and shall cause each of its Subsidiaries to, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. Each Borrower shall, and shall cause each of its Subsidiaries to, maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejections, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

                  7.2. Financial Information.

                  Each Borrower shall promptly furnish to the Agent, all such financial information as the Agent shall reasonably request, and notify its auditors and accountants that the Agent, on behalf of the Lenders, is authorized to obtain such information directly from them. Without limiting the foregoing, the Borrowers will furnish to the Agent, in such detail as the Agent shall reasonably request, the following:

                  (a) As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, consolidated audited balance sheets, and statements of income and expense, cash flow and of stockholders' equity for SDI and its Subsidiaries for such Fiscal Year with attached unaudited consolidating balance sheets, and statements of income and expense, cash flow and stockholders' equity for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of SDI and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified as to scope of independent certified public accountants selected by the Borrowers and reasonably satisfactory to the Agent. The Borrowers, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter to such accountants, with a copy to the Agent and the Lenders, notifying such accountants that one of the primary purposes for retaining such accountants' services and having audited financial statements prepared by them is for use by the Agent and the Lenders. Each Borrower hereby authorizes the Agent to communicate directly with its certified public accountants and, by this provision, authorizes those accountants to disclose to the Agent any and all financial statements and other supporting financial documents and schedules relating to the Borrowers and to discuss directly with the Agent the finances and affairs of the Borrowers. The Borrowers shall have a right to have a representative of the Borrowers present at any meeting with the Borrowers' accountants.

                  (b) As soon as available, but in any event not later than thirty (30) days after the end of each month (but, in the case of a month that is the last month of a calendar quarter, forty-five days after the end of such calendar quarter), consolidated and consolidating unaudited balance sheets of SDI and its consolidated Subsidiaries as at the end of such month, and consolidated and consolidating unaudited statements of income and expense and cash flow for SDI and its consolidated Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of SDI and its consolidated Subsidiaries as at the date thereof and for such periods, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 7.2(a). Each Borrower shall cause SDI to certify by a certificate signed by its chief financial officer or chief accounting officer that all such statements have been prepared in accordance with GAAP and present fairly, subject to normal year-end adjustments, such Borrower's financial position as at the dates thereof and its results of operations for the periods then ended.

                  (c) Intentionally Omitted.

                  (d) With each of the audited Financial Statements delivered pursuant to Section 7.2(a), a certificate of the independent certified public accountants that examined such statement to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default, except for those, if any, described in reasonable detail in such certificate; provided, that the Borrowers need not cause such certificate to be delivered if such certificates are not being provided generally by reputable accounting firms.

                  (e) With each of the annual audited Financial Statements delivered pursuant to Section 7.2(a), and within thirty (30) days after the end of each month (but, in the case of a month that is the last month of a calendar quarter, forty-five (45) days after the end of such calendar quarter), a certificate of the chief financial officer or chief accounting officer of SDI
(i) setting forth in reasonable detail the calculations required to establish that the Borrowers were in compliance with the covenants set forth in Section
9.25 during the period covered in such Financial Statements and as at the end thereof, and (ii) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except to the extent that such representations and warranties expressly relate to an earlier date or except as set forth in such certificate, (B) each Borrower is, at the date of such certificate, in compliance in all material respects with all of its respective covenants and agreements in this Agreement and the other Loan Documents, and (C) no Default or Event of Default then exists or existed during the period covered by such Financial Statements, together with a copy of SDI's chief executive officer's monthly update letter to the board of directors for such month in at least as much detail as the copies of such report provided to the Agent prior to the Closing Date. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Borrowers have taken or propose to take with respect thereto.

                  (f) Within thirty (30) days after the beginning of each Fiscal Year, annual forecasts (to include forecasted consolidated and consolidating balance sheets, statements of income and expenses and statements of cash flow) for SDI and its Subsidiaries as at the end of and for each month of such Fiscal Year.

                  (g) Promptly upon the filing thereof, copies of all reports to or other documents filed by SDI or any of its Subsidiaries with the Securities and Exchange Commission under the Exchange Act, and all reports, notices, or statements sent or received by SDI or any of its Subsidiaries to or from the holders of any equity interests of SDI (other than routine non-material correspondence sent by shareholders of SDI to SDI or correspondence relating to stock option plans) or any such Subsidiary or of any Debt for Borrowed Money of SDI or any of its Subsidiaries registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

                  (h) As soon as available, but in any event not later than fifteen (15) days after SDI's or any of its Subsidiaries' receipt thereof, a copy of all management reports and management letters prepared for SDI or any of its Subsidiaries by KPMG Peat Marwick LLP or any other independent certified public accountants of the Borrowers.

                  (i) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which SDI or any of its Subsidiaries makes available to its shareholders.

                  7.3. Notices to the Lenders.

                  The Borrowers shall notify the Agent, in writing of the following matters at the following times:

                  (a) Immediately after becoming aware of any Default or Event of Default.

                  (b) Promptly after becoming aware of the assertion by the holder of any capital stock of any Credit Party or Subsidiary thereof or of any Debt that a default exists with respect thereto or that a Credit Party is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance.

                  (c) Promptly after becoming aware of any material adverse change in any Credit Party's or any Credit Party's Subsidiary's property, business, operations, or condition (financial or otherwise).

                  (d) Promptly after becoming aware of any pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Governmental Authority, and which may materially and adversely affect the Collateral, the repayment of the Obligations, the Agent's or any Lender's rights under the Loan Documents, or any Credit Party's or any Credit Party's Subsidiary's property, business, operations, or condition (financial or otherwise).

                  (e) Promptly after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting a Credit Party or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect.

                  (f) Promptly after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting a Credit Party which could reasonably be expected to have a Material Adverse Effect.

                  (g) Promptly after receipt of any notice of any violation by a Credit Party or any of its Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Affect or that any Governmental Authority has asserted that a Credit Party or any Subsidiary thereof is not in compliance with any Environmental Law or is investigating such Credit Party's or such Subsidiary's compliance therewith.

                  (h) Promptly after receipt of any written notice that a Credit Party or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that a Credit Party or any Subsidiary is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $100,000.

                  (i) Promptly after receipt of any written notice of the imposition of any Environmental Lien against any property of a Credit Party or any of its Subsidiaries.

                  (j) Any change in a Credit Party's name, jurisdiction of incorporation, or form of organization, trade names under which a Credit Party will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto.

                  (k) Promptly (and in any event within five (5) Business Days) after becoming aware of any event involving noncompliance by the Borrowers or any ERISA Affiliate with ERISA or the PBA which noncompliance is reasonably likely to have a Material Adverse Effect, notice of such noncompliance.

                  Each notice given under this Section 7.3 shall describe the subject matter thereof in reasonable detail, and shall set forth the action that a Credit Party, its Subsidiary, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

                                    ARTICLE 8

                     GENERAL WARRANTIES AND REPRESENTATIONS

                  Each Borrower warrants and represents to the Agent and the Lenders that except as hereafter disclosed to and accepted by the Agent and the Majority Lenders in writing:

                  8.1. Authorization, Validity, and Enforceability of this Agreement and the Loan Documents.

                  Each of such Borrower and each of its Subsidiaries has the corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, as applicable. Such Borrower has the corporate power and authority to incur the Obligations and each of such Borrower and each of its Subsidiaries has the corporate power and authority to grant to the Agent Liens upon and security interests in the Collateral. Each of such Borrower and each of its Subsidiaries has taken all necessary corporate action (including without limitation, obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is party, as applicable. This Agreement and the other Loan Documents have been duly executed and delivered by such Borrower and each of its Subsidiaries, as applicable, and constitute the legal, valid and binding obligations of such Borrower and such Subsidiaries, enforceable against them in accordance with their respective terms without defense, setoff or counterclaim. Such Borrower's and such Subsidiaries' execution, delivery, and performance of this Agreement and the other Loan Documents do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of such Borrower or any such Subsidiary by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which such Borrower or any such Subsidiary is a party or which is binding upon it or any such Subsidiary if the same is reasonably be expected to have a Material Adverse Effect, (b) any Requirement of Law applicable to such Borrower or any such Subsidiary, or (c) the certificate or articles of incorporation or by-laws of such Borrower or any such Subsidiary.

                  8.2. Validity and Priority of Security Interest.

                  The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral other than Permitted Liens, securing all the Obligations, and enforceable against such Borrower and each of its Subsidiaries and all third parties.

                  8.3. Organization and Qualification.

                  Such Borrower (a) is duly incorporated and organized and validly existing in good standing under the laws of the jurisdiction of its incorporation, (b) is, as of the Closing Date, qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth on
Schedule 8.3 which are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business, except for such jurisdictions where the failure to do so qualify is not reasonably expected to have a Material Adverse Effect, and (c) has all requisite power and authority to conduct its business and to own its property.

                  8.4. Corporate Name; Prior Transactions.

                  Such Borrower has not, and none of such Borrower's Subsidiaries has, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business, except as set forth on Schedule 8.4 or as may be disclosed to the Agent from time to time.

                  8.5. Subsidiaries and Affiliates.

                  Schedule 8.5 is as of the Closing Date a correct and complete list of the name and relationship to such Borrower of each and all of such Borrower's Subsidiaries and other Affiliates. Each Subsidiary is (a) duly incorporated and organized and validly existing in good standing under the laws of its jurisdiction of incorporation set forth on Schedule 8.5, and (b) qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a Material Adverse Effect on any such Subsidiary's business, operations, prospects, property, or condition (financial or otherwise) and (c) has all requisite power and authority to conduct its business and own its property.

                  8.6. Financial Statements and Projections.

                  (a) Such Borrower has delivered to the Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for SDI and its consolidated Subsidiaries as of December 31, 1997, and for the Fiscal Year then ended, accompanied by the report thereon of SDI's independent certified public accountants, KPMG Peat Marwick LLP. Such Borrower has also delivered to the Agent and the Lenders the unaudited balance sheet and related statements of income and cash flows for SDI and its consolidated Subsidiaries as of February 28, 1998. Such financial statements are attached hereto as Exhibit C. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly the financial position of SDI and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.

                  (b) The Latest Projections when submitted to the Lenders as required herein represent such Borrower's reasonable estimate of the future financial performance of such Borrower and its consolidated Subsidiaries for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which such Borrower believes are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Agent.

                  8.7. Capitalization.

                  Schedule 8.7 sets forth as of the Closing Date such Borrower's and its Subsidiaries' authorized capital stock, the number of shares that are validly issued and outstanding, and the beneficial owner thereof. All outstanding shares of such Borrower and its Subsidiaries have been validly issued and are fully paid and non-assessable.

                  8.8. Solvency.

                  Such Borrower, SDI Canada Holdings and SDI Canada is (after taking into account contribution rights against the other Credit Parties) Solvent prior to and after giving effect to the making of the Revolving Loans to be made on the Closing Date and the issuance of the Letters of Credit to be issued on the Closing Date, and shall (after taking into account contribution rights against the other Credit Parties) remain Solvent during the term of this Agreement. No portion of the Loans is being or will be utilized to purchase any shares in the capital of SDI Canada.

                  8.9. Debt.

                  After giving effect to the making of the Revolving Loans to be made on the Closing Date, such Borrower and its Subsidiaries have no Debt, except (a) the Obligations, (b) Debt described on Schedule 8.9 or other Debt reflected on the Financial Statements, and (c) trade payables and other Debt arising in the ordinary course of business.

                  8.10. Distributions.

                  Since December 31, 1997, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of such Borrower or any of its Subsidiaries.

                  8.11. Title to Property.

                  Such Borrower has, and each of its Subsidiaries has, good and marketable title in fee simple to its real property listed in Schedule 8.12 hereto, and such Borrower has, and each of its Subsidiaries has, good, indefeasible, and merchantable title to all of its other property (including, without limitation, the assets reflected on the December 31, 1997 Financial Statements delivered to the Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof), free of all Liens except Permitted Liens.

                  8.12. Real Estate; Leases.

                  Schedule 8.12 as updated from time to time sets forth a correct and complete list as of the date thereof of all Real Estate owned by such Borrower or any of its Subsidiaries, all leases and subleases of real or personal property by such Borrower or its Subsidiaries as lessee or sublessee (other than leases of personal property as to which such Borrower is lessee or sublessee for which the value of such personal property is less than $50,000 individually or $150,000 in the aggregate), and all leases and subleases of real or personal property by such Borrower or its Subsidiaries as lessor, lessee, sublessor or sublessee. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists, except where such failure to be valid and enforceable or such default, as applicable, is not reasonably likely to have a Material Adverse Effect.

                  8.13. Proprietary Rights.

                  Schedule 8.13 as updated from time to time sets forth a correct and complete list as of the date thereof of all of such Borrower's and its Subsidiaries' Proprietary Rights. None of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on
Schedule 8.13. To the best of such Borrower's knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights described on Schedule 8.13 constitute all of the property of such type necessary to the current and anticipated future conduct of such Borrower's business, except where the failure to own such property is not reasonably likely to have a Material Adverse Effect.

                  8.14. Trade Names and Terms of Sale.

                  Schedule 8.14 as updated from time to time sets forth a correct and complete list as of the date thereof of all trade names or styles under which such Borrower or any of its Subsidiaries will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable.

                  8.15. Litigation.

                  Except as set forth on Schedule 8.15, there is no pending or (to the best of such Borrower's knowledge) threatened, action, suit, proceeding, or counterclaim by any Person, or investigation by any Governmental Authority of any Borrower or any other Credit Party, or any basis for any of the foregoing, which could reasonably be expected to cause a Material Adverse Effect.

                  8.16. Restrictive Agreements.

                  Neither such Borrower nor any of its Subsidiaries is a party to any contract or agreement, or subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform the Loan Documents and repay the Obligations or which materially and adversely affects or, insofar as such Borrower can reasonably foresee, could reasonably be expected to materially and adversely affect, the property, business, operations, or condition (financial or otherwise) of the Borrowers and such Subsidiaries taken as a whole, or would in any respect cause a Material Adverse Effect.

                  8.17. Labor Disputes.

                  Except as set forth on Schedule 8.17, as updated from time to time (with respect to clauses (a), (b) and (c) below), (a) there is no collective bargaining agreement or other labor contract covering employees of such Borrower or any of its Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of such Borrower or any of its Subsidiaries or for any similar purpose, and (d) there is no pending or (to the best of such Borrower's knowledge) threatened, strike, work stoppage, unfair labor practice claim, or other labor dispute against or affecting such Borrower or its Subsidiaries or their employees, in any case which is reasonably likely to have a Material Adverse Effect.

                  8.18. Environmental Laws.

                  Except as otherwise disclosed on Schedule 8.18 and except where the inaccuracy of any of the following is not reasonably likely to have a Material Adverse Effect:

                  (a) Such Borrower and its Subsidiaries have complied in all material respects with all Environmental Laws applicable to any Premises and business, and neither such Borrower nor any Subsidiary nor any of its present Premises or operations, nor its past property or operations nor any property now or previously in its charge, management or control, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

                  (b) Such Borrower and its Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and such Borrower and its Subsidiaries are in compliance with all terms and conditions of such permits.

                  (c) Neither such Borrower nor any of its Subsidiaries, nor, to the best of such Borrower's knowledge, any of its predecessors in interest, has, in violation of applicable law, stored, treated or disposed of any hazardous waste on any Premises, as defined pursuant to 40 CFR Part 261 or any equivalent Environmental Law or any property now or previously in its charge, management or control.

                  (d) Neither such Borrower nor any of its Subsidiaries has received any summons, complaint, order or similar written notice that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

                  (e) None of the present or past operations of such Borrower and its Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

                  (f) There is not now, nor to the best of such Borrower's knowledge has there ever been on or in any Premises:

                      (1) any underground storage tanks or surface
               impoundments,

                      (2) any asbestos-containing material, or

                      (3) any polychlorinated biphenyls (PCB's) used in
               hydraulic oils, electrical transformers or other equipment.

                  (g) Neither such Borrower nor any of its Subsidiaries has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted release or discharge of a Contaminant into the environment.

                  (h) Neither such Borrower nor any of its Subsidiaries has entered into any negotiations or settlement agreements with any Person (including, without limitation, the prior owner of its property) imposing material obligations or liabilities on such Borrower or any of its Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

                  (i) None of the products distributed or sold by such Borrower or any of its Subsidiaries contain asbestos containing material.

                  (j) No Environmental Lien has attached to any Premises or property of such Borrower or any of its Subsidiaries.

As used in this Section 8.18, representations as to "Premises" shall be restricted to those portions of any Premises actually owned, operated or occupied by such Borrower or any of its Subsidiaries, and shall not extend to any operations conducted on the Premises by any other Person.

                  8.19. No Violation of Law.

                  Neither such Borrower nor any of its Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

                  8.20. No Default.

                  Neither such Borrower nor any of its Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which such Borrower or such Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

                  8.21. ERISA Compliance.

                  Except as specifically disclosed in Schedule 8.21 and except where the inaccuracy of any of the following is not reasonably likely to have a Material Adverse Effect:

                  (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, the PBA and other federal, provincial or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of such Borrower, nothing has occurred which would cause the loss of such qualification. Such Borrower, SDI Canada and each ERISA Affiliate has made all required contributions to any Plan when due, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending or, to the best knowledge of such Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither such Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of

ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither such Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; (v) neither such Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (vi) no Lien has arisen, choate or inchoate, in respect of such Borrower or its Subsidiaries or its or their property in connection with any Plan (save for contribution amounts not yet due).

                  8.22. Taxes.

                  Such Borrower and its Subsidiaries have filed all Federal, provincial, state and other tax returns and reports required to be filed, and have paid all Federal, provincial, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except where a Borrower has notified the Agent in writing that such Borrower or Subsidiary is contesting such taxes, assessments, fees and changes in good faith by appropriate proceedings diligently pursued and has established proper reserves therefor as provided by GAAP and no Lien (other than a Permitted Lien) has resulted from such nonpayment.

                  8.23. Regulated Entities.

                  None of such Borrower, any Person controlling such Borrower, or any Subsidiary of such Borrower, is an "Investment Company" within the meaning of the Investment Company Act of 1940. Such Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur indebtedness.

                  8.24. Use of Proceeds; Margin Regulations.

                  The proceeds of the Loans are to be used solely for general corporate purposes that are not otherwise prohibited by the terms of this Agreement. Neither such Borrower nor any Subsidiary is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

                  8.25. Copyrights, Patents, Trademarks and Licenses, etc.

                  Each of the Borrowers and its Subsidiaries owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person. To the best knowledge of such Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by such Borrower or any Subsidiary infringes upon any rights held by any other Person which is reasonably likely to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of such Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

                  8.26. No Material Adverse Change.

                  No Material Adverse Effect has occurred since the date of the Financial Statements referred to in Section 8.6. On the basis of a comprehensive review and assessment undertaken by such Borrower of such Borrower's and its Subsidiaries' computer applications, such Borrower reasonably believes that the "Year 2000 problem" (that is, the risk that computer applications used by such Persons may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) will not result in a Material Adverse Effect.

                  8.27. Full Disclosure.

                  None of the representations or warranties made by such Borrower or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of such Borrower or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of such Borrower or any Subsidiary to the Lenders prior to the Closing
Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

                  8.28. Material Agreements.

                  Schedule 8.28 hereto sets forth all material agreements and contracts to which such Borrower or any of its Subsidiaries is a party or is bound as of the Closing Date.

                  8.29. Bank Accounts.

                  Schedule 8.29 as updated from time to time contains a complete and accurate list as of the date thereof of all bank accounts maintained by such Borrower or any of its Subsidiaries with any bank or other financial institution.

                  8.30. Governmental Authorization.

                  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Borrower or any of its Subsidiaries of the Agreement or any other Loan Document.

                                    ARTICLE 9

                       AFFIRMATIVE AND NEGATIVE COVENANTS

                  Each Borrower covenants to the Agent and each Lender that, so long as any of the Obligations remain outstanding or this Agreement is in effect:

                  9.1. Taxes and Other Obligations.

                  Such Borrower shall, and shall cause each of its Subsidiaries to, (a) file when due all tax returns and other reports which it is required to file; and (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; provided, however, so long as such Borrower has notified the Agent in writing, neither such Borrower nor any of its Subsidiaries need pay any tax, fee, assessment, or governmental charge, that (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) such Borrower or its Subsidiary, as the case may be, has established proper reserves for as provided in GAAP, and (iii) no Lien (other than a Permitted
Lien) results from such non-payment.

                  9.2. Corporate Existence and Good Standing.

                  Such Borrower shall, and shall cause each of its Subsidiaries to, maintain its corporate existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a material adverse effect on such Borrower's or such Subsidiary's property, business, operations, prospects, or condition (financial or otherwise).

                  9.3. Compliance with Law and Agreements; Maintenance of Licenses.

                  Such Borrower shall comply, and shall cause each Subsidiary to comply, in all respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except where the failure to do so is not reasonably likely to result in a material adverse effect on such Borrower's or such Subsidiary's property, business, operations or condition (financial or otherwise). Such Borrower shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date. Such Borrower shall not, and shall not permit any Subsidiary to, modify, amend or alter its certificate or article of incorporation other than in a manner which does not adversely affect the rights of the Lenders or the Agent.

                  9.4. Maintenance of Property.

                  Such Borrower shall, and shall cause each of its Subsidiaries to, maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

                  9.5. Insurance.

                  (a) Such Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers having a rating of at least A-VII or better by Best Rating Guide, insurance against loss or damage by fire with extended coverage; theft, burglary, employee dishonesty and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as the Agent, in its discretion, or acting at the direction of the Majority Lenders, shall specify, in amounts, and under policies acceptable to the Agent and the Majority Lenders. Without limiting the foregoing, upon Majority Lenders' request, such Borrower shall also maintain, and shall cause each of its Subsidiaries to maintain, flood insurance, in the event any of the Equipment and Inventory is located on Real Estate designated as "flood prone" or a "flood risk area," (hereinafter "SFHA") as defined by the Flood Disaster Protection Act of 1973, in an amount to be reasonably determined by the Agent, and shall comply with the additional requirements of the National Flood Insurance Program as set forth in said Act.

                  (b) Such Borrower shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named in each such policy as secured party or mortgagee and sole loss payee or additional insured, in a manner acceptable to the Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of such Borrower or any of its Subsidiaries or the owner of any premises for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by such Borrower when due, and certificates of insurance and, if requested by the Agent or any Lender, photocopies of the policies, shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders. If such Borrower fails to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Majority Lenders shall, do so from the proceeds of Revolving Loans.

                  (c) Such Borrower shall promptly notify the Agent and the Lenders of any loss, damage, or destruction to the Collateral arising from its use, whether or not covered by insurance. The Agent is hereby authorized to collect all insurance proceeds directly, and to apply or remit them as follows:

                    (i) With respect to insurance proceeds relating to
               property other than Collateral, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall promptly remit to such Borrower (for itself or its Subsidiaries, as the same may be) such proceeds.

                    (ii) With respect to insurance proceeds relating to
               Collateral other than Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 4.8 and, in the case of SDI Canada, Section 6.8(e).

                    (iii) With respect to insurance proceeds relating to
               Collateral consisting of Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 4.8 and, in the case of SDI Canada, Section 6.8(e), or at the option of the Majority Lenders, may permit or require such Borrower or its Subsidiary to use such money, or any part thereof, to replace, repair, restore, rebuild or acquire Fixed Assets; provided, however, that so long as there does not then exist any Default or Event of Default, such Borrower or its Subsidiary shall be permitted to use insurance proceeds relating to its Collateral consisting of Fixed Assets in an aggregate amount not to exceed $750,000 with respect to any occurrence, to replace, repair, restore, rebuild or acquire the relevant Fixed Assets, in the manner set forth in this sentence; and provided, further, that such Borrower, upon the request of the Agent provides the Agent with plans and specifications for any such repair or restoration that demonstrates to the reasonable satisfaction of the Agent that the funds available to it will be sufficient to complete such project in the manner provided therein.

                  (d) Unless the Borrowers provide the Agent with evidence of the insurance coverage required by this Section 9.5, the Agent may purchase insurance at the Borrowers' expense to protect Agent's interests in the Collateral. This insurance may, but need not, protect the Borrowers' or their Subsidiaries' interests. The coverage that the Agent purchases may not pay any claim that the Borrowers or their Subsidiaries may make or any claim that is made against the Borrowers in connection with the Collateral. The Borrowers may later cancel any insurance purchased by the Agent, but only after providing the Agent with evidence that the Borrowers have obtained insurance as required by this Agreement. If the Agent purchases insurance for the Collateral, the Borrowers will be responsible for the costs of that insurance, including interest and any other charges that may be imposed in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Loans. The costs of the insurance may be more than the costs of insurance the Borrowers may be able to obtain on their own.

                  9.6. Condemnation.

                  (a) Such Borrower shall, immediately upon learning of the institution of any proceeding for the condemnation or other taking of any of its or its Subsidiaries' property, notify the Agent of the pendency of such proceeding, and agrees that the Agent may participate in any such proceeding, and such Borrower from time to time will deliver to the Agent all instruments reasonably requested by the Agent to permit such participation.

                  (b) The Agent is hereby authorized to collect the proceeds of any condemnation claim or award directly, and to apply or remit them as follows:

                    (i) With respect to condemnation proceeds relating to
               property other than Collateral, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall remit to such Borrower or its Subsidiary such proceeds.

                    (ii) With respect to condemnation proceeds relating to
               Collateral other than Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 4.8 and, in the case of SDI Canada, Section 6.8(e).

                    (iii) With respect to condemnation proceeds relating to
               Collateral consisting of Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 4.8 and, in the case of SDI Canada, Section 6.8(e), or at the option of the Majority Lenders, may permit or require such Borrower or its Subsidiary to use such money, or any part thereof, to replace, repair, restore, rebuild or acquire Fixed Assets; provided, however, that so long as there does not then exist any Default or Event of Default, such Borrower shall be permitted to use proceeds relating to Collateral consisting of Fixed Assets in an aggregate amount not to exceed $750,000 with respect to any occurrence, to replace, repair, restore, rebuild or acquire Fixed Assets, in the manner set forth in this sentence; and provided, further, that such Borrower, upon the request of the Agent provides the Agent with the plans and specifications for any such repair or restoration that demonstrates to the reasonable satisfaction of the Agent that the funds available to it will be sufficient to compute such project in the manner provided therein.

                  9.7. Environmental Laws.

                  (a) Such Borrower shall, and shall cause each of its Subsidiaries to, conduct its business in compliance with all Environmental Laws applicable to it, including, without limitation, those relating to the generation, handling, use, storage, and disposal of any Contaminant, except where failure to do so is not reasonably likely to result in a material adverse effect on such Borrower's or such Subsidiary's property, business, operations or condition (financial or otherwise). Such Borrower shall, and shall cause each of its Subsidiaries to, take prompt and appropriate action to respond to any non-compliance with Environmental Laws, except where failure to do so is not reasonably likely to result in a material adverse effect on such Borrower's or such Subsidiary's property, business, operations or condition (financial or otherwise) and shall regularly report to the Agent on such response.

                  (b) Without limiting the generality of the foregoing, such Borrower shall submit to the Agent and the Lenders upon the Agent's request, commencing on the first Anniversary Date, and on each Anniversary Date thereafter, an update of the status of each environmental compliance or liability issue. The Agent or any Lender may request copies of technical reports prepared by such Borrower or its Subsidiaries and its communications with any Governmental Authority to determine whether such Borrower or any of its Subsidiaries is proceeding reasonably to correct, cure or contest in good faith any alleged non-compliance or environmental liability. Such Borrower shall, at the Agent's or the Majority Lenders' request (provided that no such request may be made unless the Agent shall have reasonable grounds to believe that a Borrower or any of its Subsidiaries are not in compliance in all material respects with Environmental Laws and such noncompliance is likely to result in a liability in excess of $1,000,000) and at such Borrower's expense, (a) retain an independent environmental engineer acceptable to the Agent to evaluate the site, including tests if appropriate, where the non-compliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Agent, in sufficient quantity for distribution by the Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and (b) provide to the Agent and the Lenders a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall change in any material respect.

                  9.8. Compliance with ERISA.

                  Such Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, unless the failure to do so is not reasonably likely to have a Material Adverse Effect: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code, the PBA and other federal, provincial or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (f) not permit any Lien, choate or inchoate, to arise or exist in connection with any Plan (save for contribution amounts not yet due).

                  9.9. Mergers, Consolidations or Sales.

                  Neither such Borrower nor any of its Subsidiaries shall enter into any transaction of merger, amalgamation, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except (i) for sales of Inventory in the ordinary course of its business, (ii) for sales or other dispositions of Equipment in the ordinary course of business that are obsolete or no longer useable by such Borrower or such Subsidiary in its business as permitted by Section 6.11, and (iii) mergers of Persons acquired in Permitted Acquisitions with and into a Borrower so long as such Borrower is the sole surviving Person.

                  9.10. Distributions; Capital Change; Restricted Investments.

                  Neither such Borrower nor any of its Subsidiaries shall (i) directly or indirectly declare or make, or incur any liability to make, any Distribution, (ii) make any change in its capital structure which could have a Material Adverse Effect, or (iii) make any Restricted Investment, except (A) Distributions to such Borrower by its Subsidiaries, (B) Distributions by the Borrowers to SDI to reimburse SDI for out-of-pocket expenses incurred by SDI in the ordinary course of its business on an arm's length basis for the benefit of the Borrowers that are expenses that ordinarily would have been paid by such Borrower if SDI had not paid such expenses, (C) loans by ISA to SDI Canada in an aggregate amount outstanding not to exceed $5,000,000 (less the amount of Restricted Investments by SDI under Section 5.6(ii)(b) of the SDI Security Agreement), so long as Aggregate Availability after giving effect to such loan exceeds ten percent (10%) of Aggregate Availability (assuming Aggregate
Revolver Outstandings of the Borrowers are zero), (D) loans by a Borrower to the other Borrower, (E) loans by ISA to the Mexican Subsidiaries in an aggregate amount outstanding not to exceed the Permitted Mexican Loan Amount (less the amount of Restricted Investments by SDI under Section 5.6(ii)(a) of the SDI Security Agreement), so long as Aggregate Availability after giving effect to each such loan exceeds ten percent (10%) of Aggregate Availability (assuming Aggregate

Revolver Outstandings of the Borrowers are zero), (F) Permitted
Acquisitions by a Borrower, (G) advances to employees of Credit Parties for travel, relocation or other ordinary business expenses provided that the aggregate amount outstanding at any one time shall not exceed $20,000 per single employee and $250,000 in the aggregate for all employees, (H) advances to subcontractors and suppliers in the ordinary course of business not exceeding an aggregate outstanding amount of $500,000, (I) extensions of credit in the nature of receivables or notes arising from the sale of goods and services in the ordinary course of business, and (J) nonrecourse loans to holders of stock options of SDI, which loans were made solely for the purpose of enabling such holders to purchase shares of the common stock of SDI upon the exercise of such options and which loans are secured by some or all of such purchased shares, provided that the aggregate outstanding amount of all such loans does not at any time exceed $1,500,000.

                  9.11. Intentionally Omitted.

                  9.12. Guaranties.

                  Neither such Borrower nor any of its Subsidiaries shall make, issue, or become liable on any Guaranty, except in respect of Debt for Borrowed Money permitted under Section 9.13 and except Guaranties of the Obligations in favor of the Agent.

                  9.13. Debt.

                  Neither such Borrower nor any of its Subsidiaries shall incur or maintain any Debt, other than: (a) the Obligations, (b) Debt for Borrowed Money outstanding on the date hereof and any refinancing thereof (provided that any such refinancing is in a principal amount not in excess of the principal amount of the Debt being refinanced, is at a market interest rate and is on terms no more restrictive upon the Borrowers and Subsidiaries than the Debt being refinanced), (c) purchase money Debt for Borrowed Money not in excess of $1,000,000 at any time outstanding, (d) Capitalized Lease obligations not in excess of $1,000,000 at any time outstanding, (e) unsecured Debt for Borrowed Money not in excess of $1,000,000 at any time outstanding, which is subordinated to the Obligations on terms acceptable to the Agent, (f) Debt for Borrowed Money owing to a Borrower permitted under Section 9.10, (g) unsecured Debt that is incurred in connection with Permitted Acquisitions that is subordinated on terms and conditions acceptable to the Agent in its discretion, and (h) other unsecured Debt for Borrowed Money not in excess of $1,000,000 at any time outstanding.

                  9.14. Intentionally Omitted.

                  9.15. Transactions with Affiliates.

                  Except as set forth in Section 9.10, neither such Borrower nor any of its Subsidiaries shall sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, (i) such Borrower and its Subsidiaries may engage in transactions not otherwise prohibited hereunder with Affiliates in the ordinary course of business, in amounts and upon terms fully disclosed to the Agent and the Lenders, and no less favorable to such Borrower and its Subsidiaries than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate and (ii) Borrowers may engage in the transaction described on Schedule 9.15.

                  9.16. Investment Banking and Finder's Fees.

                  Neither such Borrower nor any of its Subsidiaries shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. Such Borrower shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person that such Borrower or any of its Subsidiaries is obligated to pay for any such fees, and all costs and expenses (including without limitation, attorneys' fees) incurred by the Agent and/or any Lender in connection therewith.

                  9.17. Intentionally Omitted.

                  9.18. Business Conducted.

                  Such Borrower shall not and shall not permit any of its Subsidiaries to, engage directly or indirectly, in any line of business other than the businesses in which such Borrower is engaged on the Closing Date or any business reasonably related, ancillary or incidental to such business.

                  9.19. Liens.

                  Neither such Borrower nor any of its Subsidiaries shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens.

                  9.20. Intentionally Omitted.

                  9.21. New Subsidiaries.

                  Such Borrower shall not, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than those listed on
Schedule 8.5.

                  9.22. Fiscal Year.

                  Such Borrower shall not change and shall not permit its Subsidiaries to change its Fiscal Year.

                  9.23. Capital Expenditures.

                  Neither such Borrower nor any of its Subsidiaries shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Borrowers and their Subsidiaries on a consolidated basis would exceed $10,000,000 during Fiscal Year 1998 or $6,000,000 in any Fiscal Year thereafter. Any amount of such limitation (a) not spent in Fiscal Year 1998 may be spent in Fiscal Year 1999 and (b) up to $2,000,000 not spent in Fiscal Year 1999 may be spent in Fiscal Year 2000.

                  9.24. Intentionally Omitted.

                  9.25. Aggregate Availability; Fixed Charge Coverage.

                  Borrowers will not permit Aggregate Availability to be less than $5,000,000 at any time; provided, that Aggregate Availability may be less than $5,000,000 at any time (the first such time, the "Initial Trigger Date") so long as the Fixed Charge Coverage Ratio is at least 1.1:1.0 for the twelve (12) month period ending (a) on the last day of the month preceding the Initial Trigger Date, and (b) on the last day of each month thereafter (regardless of whether Aggregate Availability exceeds $5,000,000 after the Initial Trigger
Date).

                  9.26. Use of Proceeds.

                  Such Borrower shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of such Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

                  9.27. Further Assurances.

                  Such Borrower shall, and shall cause each of its Subsidiaries to, execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents.

                  9.28. Canadian Tax Matters.

                  The Borrowers shall quarterly and more frequently when requested by the Agent, provide to the Agent, or cause SDI Canada to provide to the Agent, (i) a detailed accounting of all amounts paid (upon collection of SDI Canada's accounts or otherwise) by SDI Canada to the Borrowers, whether or not applied to the Obligations outstanding and whether by way of loans, loan repayments, dividends or otherwise, together with a calculation of all withholding and other taxes payable in respect thereof and (ii) evidence satisfactory to the Agent of the remittance when due to the applicable Governmental Authorities of all withholding and other taxes payable in respect thereof.

                  9.29. Payment of Subordinated Debt.

                  Neither Borrower shall, and neither Borrower shall permit any of its Subsidiaries, to pay, purchase or redeem any Subordinated Debt, except as permitted by the applicable subordination agreement.

                  9.30. Quebec Locations.

                  Neither Borrower shall (i) establish or open any business locations or operations, or locate any assets or permit any of its assets to be located, in the Province of Quebec, Canada or (ii) enter into a Customer Contract with a Person located in the Province of Quebec, Canada, unless prior to doing so, Borrowers have entered into an amendment to this Agreement with the Agent and the Majority Lenders that addresses, to the reasonable satisfaction of the Agent and the Majority Lenders, issues arising under Quebec law with respect to the ability of the Agent to act as an agent under this Agreement for the benefit of the Lenders, and such other agreements, instruments and documents as the Agent shall reasonably request in good faith in connection therewith.

                                   ARTICLE 10

                              CONDITIONS OF LENDING

                  10.1. Conditions Precedent to Making of Initial Loans.

                  The obligation of the Lenders to make the initial Revolving Loans and the obligation of the Agent to cause to be issued or provide the initial Credit Support for any Letter of Credit and the obligation of the Lenders to participate in the initial Letters of Credit or in Credit Support for any such Letters of Credit, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:

                  (a) This Agreement and the other Loan Documents (including, without limitation, those Loan Documents listed on the List of Closing Documents attached hereto as Exhibit D) have been executed by each party thereto and the Borrowers shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Borrowers before or on such Closing Date.

                  (b) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as of the Closing Date as if made on such date.

                  (c) No Default or Event of Default shall exist on the Closing Date, or would exist after giving effect to the Loans to be made on such date.

                  (d) The Agent and the Lenders shall have received such opinions of counsel for SDI and its Subsidiaries as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel.

                  (e) The Agent shall have received:

                    (i) acknowledgment copies of proper financing statements,
               duly filed on or before the Closing Date under the UCC or PPSA of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent's Lien; and

                    (ii) duly executed UCC-3 Termination Statements, PPSA
               Termination Statements and such other instruments, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the Property of the Borrowers and their Subsidiaries except Permitted Liens.

                  (f) The Borrowers shall have paid all fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby.

                  (g) The Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement.

                  (h) The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Borrowers and SDI Canada and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and Availability, and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects.

                  (i) No material adverse change shall have occurred, as determined by the Lenders in their sole discretion, in the business, operations, profits or prospects of either Borrower or SDI Canada since December 31, 1997.

                  (j) The Agent shall have received landlord waivers and consents acceptable to the Agent, as may be required by the Agent with respect to ISA's two administrative offices in Bensalem, Pennsylvania and Feasterville, Pennsylvania and with respect to INTERMAT's offices in Houston, Texas.

                  (k) There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that (i) could have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of either Borrower or SDI Canada or on the condition of either Borrower's or SDI Canada's assets, (ii) could impair either Borrower's or SDI Canada's ability to perform satisfactorily under the Loan Documents, or (iii) in the Lenders' judgment, could materially and adversely affect the transactions described in this Agreement.

                  (l) All proceedings taken in connection with the execution of this Agreement, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders.

                  The acceptance by the Borrowers of the initial Loans made hereunder shall be deemed to be a representation and warranty made by the Borrowers to the effect that all of the conditions precedent to the making of such Loans have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of each Borrower, dated the date such Loans are made, to such effect.

                  Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that
(i) all conditions precedent in this Section 10.1 have been fulfilled to the satisfaction of such Lender, and (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 10.1.

                  10.2. Conditions Precedent to Each Loan.

                  The obligation of the Lenders to make each Loan, including the initial Revolving Loans and the obligation of the Agent to take reasonable steps to cause to be issued or to provide Credit Support for any Letter of Credit and the obligation of the Lenders to participate in Letters of Credit or Credit Support for Letters of Credit, shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

                  (a) the following statements shall be true, and the acceptance by a Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i) and (ii), with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of such Borrower, dated the date of such extension of credit, stating that:

                    (i) The representations and warranties contained in this
               Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified by such Borrower that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty; and

                    (ii) No event has occurred and is continuing, or would
               result from such extension of credit, which constitutes a Default or an Event of Default; and

    (b) without limiting Section 10.1(b), the amount of the Availability of a Borrower shall be sufficient to make such Revolving Loan for the account of such Borrower without exceeding its Availability, provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing BABC or the Agent for such Lenders' Pro Rata Share of any BABC Loan, Agent Advance or Over Advance as provided in Sections 2.2(h), (i), (j) and (k).

                                   ARTICLE 11

                                DEFAULT; REMEDIES

                  11.1. Events of Default.

                  It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

                  (a) any failure to pay the principal of or interest or premium on any of the Obligations when due, whether upon demand or otherwise;

                  (b) any representation or warranty made or deemed made by a Borrower in this Agreement or by a Credit Party or any of its Subsidiaries in any of the other Loan Documents, any Financial Statement, or any certificate furnished by a Credit Party or any of its Subsidiaries at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

                  (c) any default shall occur in the observance or performance of any of the covenants and agreements contained in this Agreement, except for those specified in clause (d) of this Section 11.1, and such default shall continue for a period of twenty
(20) days after a Borrower is aware of such default;

                  (d) any default shall occur in the observance or performance of any of the covenants and agreements contained in Article 6, Sections 7.2, 7.3 or 9.5 or Sections 9.9 through 9.30, any other Loan Documents, or any other agreement entered into at any time to which a Credit Party or any Subsidiary and the Agent or any Lender are party, or if any such agreement or document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Agent and the Majority Lenders) or become void or unenforceable, without the written consent of the Agent and the Majority Lenders;

                  (e) default shall occur with respect to any Debt For Borrowed Money (other than the Obligations) in an outstanding principal amount which exceeds $500,000, or under any agreement or instrument under or pursuant to which any such Debt For Borrowed Money may have been issued, created, assumed, or guaranteed by a Credit Party or any of its Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt For Borrowed Money to accelerate, the maturity of any such Debt For Borrowed Money; or any such Debt For Borrowed Money shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

                  (f) a Credit Party or any of its Subsidiaries shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or file any proposal or notice of intent to file a proposal or otherwise commence any action or proceeding seeking reorganization, arrangement, consolidation or readjustment of its debts or which seeks to stay or has the effect of staying any creditor or for any other relief under the federal Bankruptcy Code, the Bankruptcy and Insolvency Act or the Companies' Creditors Arrangement Act, each as amended, or under any other bankruptcy, insolvency, liquidation, winding-up, corporate or similar act or law, state, provincial or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, proposal, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, administrator, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

                  (g) an involuntary petition or proposal shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of a Credit Party or any of its Subsidiaries or for any other relief under the federal Bankruptcy Code, the Bankruptcy and Insolvency Act or the Companies' Creditors Arrangement Act, as amended, or under any other bankruptcy, insolvency, liquidation, winding-up, corporate or similar act or law, state, provincial or federal, now or hereafter existing and either (i) such petition, proposal, action or proceeding shall not have been dismissed within a period of sixty (60) days after its commencement or (ii) an order for relief against such Credit Party or such Subsidiary shall have been entered in such proceeding;

                  (h) a receiver, assignee, liquidator, sequestrator, custodian, monitor, administrator, trustee or similar officer for a Credit Party or any of its Subsidiaries or for all or any part of its property shall be appointed or a warrant of attachment, execution, writ of seizure or seizure and sale or similar process shall be issued against any part of the property of a Credit Party or any of its Subsidiaries;

                  (i) (x) a Credit Party or any of its Subsidiaries shall file a certificate of dissolution or like process under applicable state, provincial or federal law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof or (y) any distress, hypothecary action by a landlord or analogous process is levied upon all or any material part of a Credit Party's or all or any material part any of its Subsidiaries' property;

                  (j) all or any material part of the property of a Credit Party or any of its Subsidiaries shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of such Credit Party or such Subsidiary shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority or any other Person, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

                  (k) any guaranty of the Obligations shall be terminated, revoked or declared void or invalid;

                  (l) one or more judgments or orders for the payment of money aggregating in excess of $250,000, which amount shall not be fully covered by insurance, satisfied, stayed or fully bonded, shall be rendered against a Credit Party or any of its Subsidiaries;

                  (m) any loss, theft, damage or destruction of any item or items of Collateral or other property of a Credit Party or any Subsidiary occurs which has a Material Adverse Effect and which would reasonably be expected to impair the Credit Parties' ability to pay the Obligations;

                  (n) intentionally omitted;

                  (o) there is filed against a Credit Party or any of its Subsidiaries any civil or criminal action, suit or proceeding under any federal, provincial or state racketeering, proceeds of crime or money laundering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (1) is not dismissed within one hundred twenty (120) days, and (2) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

                  (p) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent's Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

                  (q) an ERISA Event shall occur which is reasonably likely to result in a Material Adverse Effect occurs or arises in connection with any plan of Borrower, its Subsidiaries or one of their ERISA Affiliates; or

                  (r) there occurs a Change of Control.

                  11.2. Remedies.

                  (a) If a Default or an Event of Default exists, the Agent may, in its discretion, and shall, at the direction of the Majority Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Borrowers or any other Person: (i) reduce the Individual Revolver Amounts, the Maximum Revolver Amount or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing the Availability of a Borrower, or reduce one or more of the other elements used in computing the Availability of a Borrower; (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to arrange for or provide Letters of Credit or Credit Support. If an Event of Default exists, the Agent shall, at the direction of the Majority Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on the Borrowers or any other Person: (a) terminate the Commitments and this Agreement; (b) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 11.1(f), (g),
(h), or (i)(x), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; and (c) pursue its other rights and remedies under the Loan Documents and applicable law.

                  (b) If an Event of Default has occurred and is continuing: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the UCC, PPSA and the Civil Code of Quebec; (ii) the Agent may, at any time, take possession of the Collateral and keep it on a Borrower's or its Subsidiaries' premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or each Borrower shall, upon the Agent's demand, at such Borrower's cost, assemble, or cause its Subsidiaries to assemble, the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the

Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Borrower agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrowers if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) Business Days prior to such action to the Borrowers' address specified in or pursuant to Section 15.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to the Borrowers. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Borrower irrevocably waives: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required; (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each Borrower agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, each Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and each Borrower's rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations in whatever order the Agent elects. The Agent will return any excess to such Borrower and such Borrower shall remain liable for any deficiency.

                  (c) If an Event of Default occurs, each Borrower hereby waives to the extent permitted by applicable law all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

                                   ARTICLE 12

                              TERM AND TERMINATION

                  12.1. Term and Termination.

                  The term of this Agreement shall end on the Stated Termination Date unless automatically extended as provided in this Section 12. This Agreement shall be renewed on the Stated Termination Date and at the end of any renewal term for successive one (1) year terms, unless this Agreement is terminated as provided below. The Agent, each Lender and the Borrowers, jointly but not individually, shall have the right to terminate this Agreement on the Stated Termination Date or at the end of any renewal term by giving the other written notice not less than one hundred fifty (150) days prior to the end of such term. The Agent upon direction from the Majority Lenders may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including, without limitation, all unpaid principal, accrued interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrowers shall immediately arrange for the cancellation of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are paid and performed in full in cash, the Borrowers shall remain bound by the terms of this Agreement and shall not be relieved of any of their Obligations hereunder, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including, without limitation, the Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral). Thereafter the Agent's Liens shall be automatically be reinstated effective as of the original date of execution of this Agreement, if at any time payment, in whole or in part, of any of the Obligations is reduced, rescinded or must otherwise be restored or returned by the Agent or any of the Lenders for any reason whatsoever, including the bankruptcy, insolvency, dissolution, liquidation or reorganization of any of the Credit Parties or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to any of the Credit Parties or any of their property or otherwise.

                                   ARTICLE 13

           AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

                  13.1. No Waivers; Cumulative Remedies.

                  No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among a Borrower and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will not operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by the Borrowers of any provision of this Agreement. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

                  13.2. Amendments and Waivers.

                  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by a Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) and the Borrowers and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrowers and acknowledged by the Agent, do any of the following:

                  (a) increase or extend the Commitment of any Lender;

                  (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                  (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                  (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

                  (e) increase any of the percentages set forth in the definition of Availability;

                  (f) amend this Section 13.2 or any provision of the Agreement providing for consent or other action by all Lenders;

                  (g) release Collateral other than as permitted by Section
14.12;

                  (h) change the definitions of "Majority Lenders" or "Required Lenders";

                  (i) increase the Individual Revolver Amounts, Maximum Revolver Amount, the Maximum Inventory Loan, and Unused Letter of Credit Subfacility.

and, provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

                  13.3. Assignments; Participations.

                  (a) Any Lender may, with the written consent of the Agent (and, so long as no Default or Event of Default shall have occurred and be continuing, the Borrowers, which consent shall not be reasonably withheld or delayed), assign and delegate to one or more assignees (provided, that no written consent of the Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 or if less the entire amount of such Lender's Commitment; provided, however, that the Borrowers and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Agent by such Lender and the Assignee; (ii such Lender and its Assignee shall have delivered to the Borrowers and the Agent an Assignment and Acceptance in the form of Exhibit G ("Assignment and Acceptance"); and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,000.

                  (b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
(1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers, SDI Canada or any other Person or the performance or observance by the Borrowers, SDI Canada or any other Person of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                  (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of a Borrower (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrowers and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

                  (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                                   ARTICLE 14

                                    THE AGENT

                  14.1. Appointment and Authorization.

                  Each Lender hereby designates and appoints BankAmerica Business Credit, Inc. as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article 14. The provisions of this Article 14 are solely for the benefit of the Agent and the Lenders and the Borrowers shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including, without limitation, (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Availability of a Borrower, (b) the making of Agent Advances pursuant to Section 2.2(i) and Over Advances pursuant to Section 2.2(j), and (c) the exercise of remedies pursuant to Section 11.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

                  14.2. Delegation of Duties.

                  The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

                  14.3. Liability of Agent.

                  None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by a Borrower or any Subsidiary or Affiliate of a Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of a Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of a Borrower or any of a Borrower's Subsidiaries or Affiliates.

                  14.4. Reliance by Agent.

                  (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                  (b) For purposes of determining compliance with the conditions specified in Section 10.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

                  14.5. Notice of Default.

                  The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Section 11; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

                  14.6. Credit Decision.

                  Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrowers and their Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and their Affiliates. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrowers and their Affiliates which may come into the possession of any of the Agent-Related Persons.

                  14.7. Indemnification.

                  Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), pro rata, from and against any and all Indemnified Liabilities as such term is defined in
Section 15.11; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section
14.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

                  14.8. Agent in Individual Capacity.

                  BABC and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrowers and their Subsidiaries and Affiliates as though BABC were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BABC or its Affiliates may receive information regarding the Borrowers or their Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrowers or such Affiliates) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BABC shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include BABC in its individual capacity.

                  14.9. Successor Agent.

                  The Agent may, and at the request of the Required Lenders shall, resign as Agent upon thirty (30) days' notice to the Lenders and the Borrowers. In the event BABC sells all of its Commitments and Revolving Loans as part of a sale, transfer or other disposition by BABC of substantially all of its loan portfolio, BABC shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. If the Agent resigns under this Agreement, subject to the proviso in the preceding sentence, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders (it being understood that such resignation shall not become effective until a successor has been duly appointed and has accepted its appointment). Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this
Section 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                  14.10. Withholding Tax.

                  (a) Each Lender that is not created or organized under the laws of the United States or a political subdivision thereof (each a "Non-U.S. Lender") shall deliver to the Borrowers and the Agent not later than the date on which such Lender becomes a Lender hereunder:

                        (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                        (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9;

                        (iii) if such Lender claims an exemption from United
                  States withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest" (a "Registered Holder"), (A) a certificate that such Registered Holder is entitled to the benefits of Section 871(h) or 881(c) of the Internal Revenue Code and (B) two (2) duly completed copies of W-8; and

                        (iv) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  Neither the Borrowers nor the Agent shall be required to pay any additional amount to, or to indemnify, pursuant to Section 5.1, any Non-U.S. Lender in respect of United States federal withholding tax to the extent imposed as a result of (A) the failure by such Non-U.S. Lender to comply with the provisions of this Section 14.10(a), (B) a representation made pursuant to the provisions of this Section 14.10(a) having been false or incorrect when made; provided, however, that to the extent required by law, the Borrowers shall deduct Taxes from any such payments made to such Non-U.S. Lender and pay such deducted Taxes to the governmental authority of the applicable Jurisdiction.

                  (b) Each Non-U.S. Lender agrees to deliver to the Borrowers and the Agent further duly completed copies of the above-mentioned IRS forms on or before the earlier of (i) the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding of United States federal income tax, and (ii) thirty (30) days after the occurrence of any event requiring any change in the most recent form previously delivered by such Non-U.S. Lender to the Borrowers and the Agent, unless any change in treaty, law, regulation, or official interpretation thereof which would render such form inapplicable or which would prevent such Non-U.S. Lender from duly completing and delivering such form has occurred prior to the date on which any such delivery would otherwise be required and such Non-U.S. Lender promptly advises the Borrowers that it is not capable of receiving payments hereunder without any deduction or withholding of United States federal income tax.

                  (c) If any Non-U.S. Lender claims exemption from, or reduction of, withholding tax and such Non-U.S. Lender sells, assigns, grants a participation in, or otherwise transfers to a third party all or part of the Obligations of the Borrowers to such Non-U.S. Lender, such Non-U.S. Lender agrees to notify the Borrowers and the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such Non-U.S. Lender. To the extent of such percentage amount, the Borrowers and the Agent will treat such Non-U.S. Lender's forms as no longer valid.

                  (d) If any Lender claiming exemption from United States withholding tax pursuant to Sections 14.10(a)(ii) or (iii) assigns, grants a participation in, or otherwise transfers to a third party all or part of the Obligations of the Borrowers to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                  (e) If any Lender is entitled to a reduction in the otherwise applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section 14.10 are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the otherwise applicable withholding tax.

                  (f) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender, or any of its participants, (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender and its participants shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section 14.10, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this Section
14.10 shall survive the payment of all Obligations and the resignation or replacement of the Agent.

                  14.11. Intentionally Omitted.

                  14.12. Collateral Matters.

                  (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Lien upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Borrowers of all Loans and reimbursement obligations in respect of Letters of Credit and Credit Support, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property of a Borrower or any other Credit Party being sold or disposed of if such Borrower or any other Credit Party certifies to the Agent that the sale or disposition is made in compliance with Section 9.9 (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property of a Borrower or any other Credit Party in which such Borrower or any other Credit Party owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to a Borrower or a Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders; provided that the Agent may, in its discretion, release the Agent's Liens on Collateral valued in the aggregate not in excess of $1,000,000 in any one year period without the prior written authorization of the Lenders. Upon request by the Agent or the Borrowers at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this Section 14.12.

                  (b) Upon receipt by the Agent of any authorization required pursuant to Section 14.12(a) from the Lenders of the Agent's authority to release any Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days' prior written request by the Borrowers, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrowers or any other Credit Party in respect of) all interests retained by the Borrowers or any other Credit Party, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                  (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by a Borrower or any other Credit Party or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

                  14.13. Restrictions on Actions by Lenders; Sharing of
Payments.

                  (a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to a Borrower or any other Credit Party or any accounts of a Borrower or any other Credit Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against a Borrower or any other Credit Party, including, without limitation, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

                  (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of a Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

                  14.14. Agency for Perfection.

                  Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC or the applicable provision of the PPSA can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

                  14.15. Payments by Agent to Lenders.

                  All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to such wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans or otherwise.

                  14.16. Concerning the Collateral and the Related Loan
Documents.

                  Each Lender authorizes and directs the Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the ratable benefit of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent, Majority Lenders or Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral, and the exercise by the Agent, the Majority Lenders, or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

                  14.17. Field Audit and Examination Reports; Disclaimer by Lenders.

                  By signing this Agreement, each Lender:

                  (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by the Agent;

                  (b) expressly agrees and acknowledges that neither BABC nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or other party performing any audit or examination will inspect only specific information regarding the Borrowers or other Credit Parties and will rely significantly upon the Borrowers' or such Credit Parties' books and records, as well as on representations of the Borrowers' or such Credit Parties' personnel;

                  (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

                  (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, without limitation attorney costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

                  14.18. Relation Among Lenders.

                  The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

                                   ARTICLE 15

                                  MISCELLANEOUS

                  15.1. Cumulative Remedies; No Prior Recourse to Collateral.

                  The enumeration herein of the Agent's and each Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Agent and the Lenders may have under the UCC or other applicable law. The Agent and the Lenders shall have the right, in their sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Agent and the Lenders may, without limitation, proceed directly against a Borrower to collect the Obligations without any prior recourse to the Collateral. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

                  15.2. Severability.

                  The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

                  15.3. Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

                  (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS, PROVIDED, THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF ILLINOIS; PROVIDED, THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST A BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

                  (c) EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH BORROWER AT ITS ADDRESS SET FORTH IN SECTION 15.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

                  15.4. WAIVER OF JURY TRIAL.

                  THE BORROWERS, THE LENDERS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWERS, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF

ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 15.4 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  15.5. Survival of Representations and Warranties.

                  All of each Borrower's representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

                  15.6. Other Security and Guaranties.

                  The Agent, may, without notice or demand and without affecting a Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

                  15.7. Fees and Expenses.

                  The Borrowers agree to pay to the Agent, for its benefit, on demand, all costs and expenses that Agent pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents (excluding syndication), including, without limitation: (a) Attorney Costs; (b) costs and expenses (including attorneys' and paralegals' fees and disbursements which shall include the allocated costs of Agent's in-house counsel fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance;
(d) taxes, fees and other charges for recording, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of a Borrower or its Subsidiaries under the Loan Documents that such Borrower or its Subsidiaries fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including, without limitation, travel, lodging, and meals for inspections of the Collateral and the Borrowers' operations by the Agent plus the Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $600 per day (or portion thereof) for each agent or employee of the Agent with respect to each field examination or audit); (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes; (h) costs and expenses of preserving and protecting the Collateral; and (i) costs and expenses (including attorneys' and paralegals' fees and disbursements which shall include the allocated cost of Agent's in-house counsel fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses shall be charged to a Borrower's Loan Account as Revolving Loans as described in Section 4.7.

                  15.8. Notices.

                  Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service,
(b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

                       If to the Agent or to BABC:

                          BankAmerica Business Credit, Inc.
                          231 South LaSalle Street
                          Chicago, Illinois  60697
                          Attention: Portfolio Manager
                          Telecopy No. (312) 974-8760
                       with copies to:

                           Bank of America NT & SA
                           10124 Old Grove Road
                           San Diego, California 92131
                           Attention: Legal Department
                           Telecopy No. (619) 549-7518

                       If to ISA:

                          Industrial Systems Associates, Inc.
                          3220 Tillman Drive
                          Suite 200
                          Bensalem, Pennsylvania 19020
                          Attention: Chief Financial Officer
                          Telecopy No. (215) 633-4423

                       If to INTERMAT:

                          INTERMAT, Inc.
                          3220 Tillman Drive
                          Suite 200
                          Bensalem, Pennsylvania  19020
                          Attention:  Chief Financial Officer
                          Telecopy No. (215) 633-4423

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                  15.9. Waiver of Notices.

                  Unless otherwise expressly provided herein, each Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled, except for such notices as are expressly required by this Agreement. No notice to or demand on a Borrower which the Agent or any Lender may elect to give shall entitle such Borrower to any or further notice or demand in the same, similar or other circumstances.

                  15.10. Binding Effect.

                  The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by a Borrower without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

                  15.11. Indemnity of the Agent and the Lenders by the Borrowers.

                  The Borrowers agree to defend, indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting from the willful misconduct or gross negligence of such Indemnified Person. The agreements in this Section 15.11 shall survive payment of all other Obligations. An Indemnified Party shall promptly notify the Borrowers of a claim for which indemnification may be sought under this Section 15.11, shall consult with the Borrowers concerning the defense of such claim and shall allow the Borrowers to participate in the defense of such claim to the extent the Indemnified Party's rights are not adversely affected by such participation.

                  15.12.   Limitation of Liability.

                  No claim may be made by a Borrower, any Lender or other Person against the Agent, any Lender, or the affiliates, directors, officers, officers, employees, or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Loan Document, or any act, omission or event occurring in connection therewith, and each Borrower and each Lender hereby waive, release and agree not to sue upon any claim for such damages, whether or not accrued and whether or not know or suspected to exist in its favor.

                  15.13.   Final Agreement.

                  This Agreement and the other Loan Documents are intended by the Borrowers, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Credit Party party thereto and a duly authorized officer of each of the Agent and the requisite Lenders.

                  15.14.   Counterparts.

                  This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and each Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

                  15.15. Captions.

                  The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

                  15.16. Right of Setoff.

                  In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of a Borrower against any and all Obligations owing to such Lender by such Borrower, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrowers and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF A BORROWER OR ANY OTHER CREDIT PARTY HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

                  15.17.   Joint and Several Liability.

                  Each Borrower shall be liable for all amounts due to the Agent and/or any Lender from either Borrower under this Agreement, regardless of which Borrower actually receives Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which the Agent and/or such Lender accounts for such Loans or other extensions of credit on its books and records (without limiting the foregoing, each Borrower shall be liable for the Loans made to the other Borrower). Each Borrower's Obligations with respect to Loans made to it, and each Borrower's Obligations arising as a result of the joint and several liability of such Borrower hereunder, with respect to Loans made to the other Borrower hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of such Borrower.

                  Each Borrower's Obligations arising as a result of the joint and several liability of such Borrower hereunder with respect to Loans or other extensions of credit made to the other Borrower hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrower or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrower, (ii) the absence of any attempt to collect the Obligations from the other Borrower, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same,
(iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Agent and/or any Lender with respect to any provision of any instrument evidencing the Obligations of the other Borrower, or any part thereof, or any other agreement now or hereafter executed by the other Borrower and delivered to the Agent and/or any Lender, (iv) the failure by the Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of the other Borrower, (v) the Agent's and/or any Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by the other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of the Agent's and/or any Lender's claim(s) for the repayment of the Obligations of the other Borrower under Section 502 of the Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of the other Borrower. With respect to the each Borrower's Obligations arising as a result of the joint and several liability of such Borrower hereunder with respect to Loans or other extensions of credit made to either of the other Borrower hereunder, such Borrower waives, until the Obligations shall have been paid in full and the Loan Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Agent and/or any Lender now has or may hereafter have against the other Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Agent and/or any Lender to secure payment of the Obligations or any other liability of the other Borrower to the Agent and/or any Lender.

                  Each Borrower agrees if such Borrower's joint and several liability hereunder, or if any Liens securing such joint and several liability, would, but for the application of this sentence, be unenforceable under applicable law, such joint and several liability and each such Lien shall be valid and enforceable to the maximum extent that would not cause such joint and several liability or such Lien to be unenforceable under applicable law, and such joint and several liability and such Lien shall be deemed to have been automatically amended accordingly at all relevant times.

                  Upon any Event of Default, the Agent may proceed directly and at once, without notice, against a Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Agent shall be under no obligation to marshal any assets in favor of such Borrower or against or in payment of any or all of the Obligations.

                  IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                      "BORROWERS"

                                      INDUSTRIAL SYSTEMS ASSOCIATES, INC.


                                      By:/s/ Michael F. Devine
                                         --------------------------
                                      Title: CFO
                                             ----------------------

                                      INTERMAT, INC.


                                      By:/s/ Winston Gilpin
                                         --------------------------
                                      Title: CFO
                                             ----------------------

                                      "AGENT"

                                      BANKAMERICA BUSINESS CREDIT,
                                      INC., as Agent


                                      By:/s/ Roger P. Tauchman
                                         --------------------------
                                      Title: VICE PRESIDENT
                                             ----------------------

                                      "LENDERS"

Commitment:  $50,000,000              BANKAMERICA BUSINESS CREDIT,
                                      INC., as a Lender


                                      By:/s/ Roger P. Tauchman
                                         --------------------------
                                      Title: VICE PRESIDENT
                                             ----------------------